UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

OWENS‑ILLINOIS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OWENS‑ILLINOIS, INC.

NOTICE AND PROXY STATEMENT

For

The Annual Meeting of Share Owners

To Be Held

Thursday, May 10, 2018

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting,

please submit your proxy or voting instructions as soon as possible.

OWENS‑ILLINOIS, INC.

One Michael Owens Way

Perrysburg, Ohio 43551

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Dear Owens-Illinois, Inc. Share Owner:

You are cordially invited to attend the Annual Meeting of the share owners of Owens-Illinois, Inc. (the “Company”) to be held on Thursday, May 10, 2018, at 9:00 a.m. in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio for the purpose of considering and voting upon the following matters:

1.The election of 12 directors, each to serve for a term of one year;

2.The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018;

3.An advisory vote to approve named executive officer compensation; and

4.Such other business as may properly be presented for action at the meeting or any postponement(s) or adjournment(s) thereof.

Enclosed is a Proxy Statement that provides information concerning the Company and nominees for election to the Board of Directors (the “Board”), the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, and an advisory vote to approve named executive officer compensation. The Company intends to commence distribution of this notice and the accompanying Proxy Statement and proxy card on or about March 29, 2018.

The Board fixed the close of business on March 14, 2018, as the record date for the determination of share owners owning the Company’s Common Stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

Enclosed is a proxy card that provides you with a convenient means of voting on the matters to be considered at the meeting, whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held of record in more than one name, all holders of record should sign the proxy card. If you are a share owner of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•FOR all of the Board nominees for election to the Board of Directors;

•FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018;

•FOR the advisory vote to approve named executive officer compensation; and

•In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

If you wish to have your shares voted for all of the Board nominees, for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018, and for the advisory vote to approve named executive officer compensation, you need not mark your votes on the proxy card, but need only sign, date it, and return it in the enclosed envelope. As an alternative to returning the proxy card, you may use the Internet or telephone to submit your proxy as described in the enclosed Proxy Statement and on the proxy card.

We sincerely appreciate your interest in and support of Owens-Illinois, and we hope to see you at the Annual Meeting.

By order of the Board of Directors,

ANDRES A. LOPEZ Chief Executive Officer

MARY BETH WILKINSON Corporate Secretary

March 29, 2018

Perrysburg, Ohio

i

OWENS‑ILLINOIS, INC.

One Michael Owens Way

Perrysburg, Ohio 43551

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS

To Be Held May 10, 2018

The Annual Meeting of the share owners of Owens-Illinois, Inc. (the “Company”) will be held on Thursday, May 10, 2018, at 9:00 a.m. in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio. At the Annual Meeting, share owners will: (1) vote to elect 12 directors, each to serve a term of one year; (2) consider the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018; and (3) participate in an advisory vote to approve named executive officer compensation.

This Proxy Statement has been prepared in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about March 29, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 10, 2018

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to share owners in lieu of a paper copy of the proxy statement and related materials and the Company’s 2017 Annual Report to share owners. The Notice of Internet Availability provides instructions as to how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

The Notice of Annual Meeting and Proxy Statement, the Company’s 2017 Annual Report to share owners and the Stakeholder Letter are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Who May Vote

You will be entitled to vote at the Annual Meeting if you are a share owner of record as of the close of business on March 14, 2018 (the “record date”). At the close of business on the record date, 163,321,825 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company’s 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

How to Vote

Shares of Common Stock can be voted at the Annual Meeting only if the share owner is present in person or represented by proxy. If shares are owned of record in the share owner’s name, the share owner may cause these shares to be voted at the Annual Meeting in one of four ways:

Vote by Internet

A share owner can choose to submit a proxy over the Internet at www.proxyvote.com. The deadline for submitting a proxy over the Internet is 11:59 p.m., Eastern Time, on May 9, 2018. In order to vote by Internet, share owners should make sure to have the control number found on the proxy card, follow the voting instructions and confirm that their votes have been accurately recorded. If a proxy is submitted over the Internet, the share owner does not need to return the proxy card.

Vote by Telephone

A share owner can also submit its proxy by telephone by calling the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. The deadline for submitting a proxy by telephone is 11:59 p.m., Eastern Time, on May 9, 2018. To submit a proxy, the share owner must enter the control number listed on the proxy card and follow the recorded instructions. If a proxy is submitted by telephone, the share owner does not need to return the proxy card.

Vote by Mail

If the share owner chooses to submit its proxy by mail, the share owner is required to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., Eastern Time, on May 9, 2018.

Vote in Person

Share owners can choose to vote in person by ballot at the Annual Meeting. At the meeting, the share owner will need to request a ballot to vote these shares.

Householding

To reduce costs and the environmental impact of the Company’s Annual Meeting, a single copy of the Proxy Statement and 2017 Annual Report to Share Owners will be delivered to two or more share owners who share an address, unless contrary instructions have been received from an affected share owner, a practice commonly referred to as “householding.” The Company will promptly deliver, upon written or oral request, individual copies of the proxy materials to any share owner at the shared address to which single copies of those documents were delivered. To make such a request, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you are a share owner of record and would like to enroll in this householding service or would like to receive individual copies of future proxy materials, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Share owners who hold their shares beneficially in street name should contact their bank, broker or other holder of record to request information about householding.

Further Instructions Regarding “How to Vote”

The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares. Share owners who hold their shares beneficially in street name can also choose to vote in person by ballot at the Annual Meeting, but must have a legal proxy with them executed by the nominee in order for their vote to count. At the meeting, the share owner will need to request a ballot to vote these shares.

The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners’ instructions. If no instructions are given, proxies will be voted to (a) elect the 12 nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2019; (b) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018; (c) approve the compensation of the Company’s named executive officers; and (d) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

Revocability of Proxies

Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing or at the 2018 Annual Meeting; (b) submitting a later dated proxy; or (c) attending the Annual Meeting in person and voting at the meeting.

Vote Required to Approve Matters

There must be a quorum for the transaction of business at the meeting. A quorum is the presence at the meeting of a number of shares that are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting in person, even if you abstain from voting, your shares will be considered part of the quorum. Broker non‑votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

Proposal One. Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote thereon at a meeting of the share owners for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non‑votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, share owners will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, share owners will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

Proposal Two. The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018. Abstentions will have the same effect as votes “against” this proposal and “broker non‑votes” will not be counted in determining whether this proposal has been approved.

Proposal Three. The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation. Abstentions will have the same effect as votes “against” this proposal and “broker non‑votes” will not be counted in determining whether this proposal has been approved.

Other Matters

Management of the Company does not know of any matter that will be presented for action at the 2018 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders’ discretion.

PROPOSAL 1:

ELECTION OF DIRECTORS

General

The Board currently consists of 12 members whose terms expire at this year’s Annual Meeting. Pursuant to the Nominating/Corporate Governance Committee’s Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), the Nominating/Corporate Governance Committee reviewed the qualifications, performance and circumstances of each incumbent director. After completing its review, the Nominating/Corporate Governance Committee proposed all incumbent directors for re‑election except for Gary F. Colter. Mr. Colter has reached the age of 72 and, consistent with the Policies and Procedures, was not nominated by the Nominating/Corporate Governance Committee for re-election. In addition, the Nominating/Corporate Governance Committee considered Mr. Dennis K. Williams’ deep understanding of the Company’s technology in recommending the re-election of Mr. Williams, also age 72. The Board approved the Nominating/Corporate Governance Committee’s recommendation regarding the incumbent directors and also approved the Nominating/Corporate Governance Committee’s proposal that one new candidate stand for election, John Humphrey, to fill the vacancy.

Information on Nominees

The Board, at the recommendation of the Nominating/Corporate Governance Committee, has nominated 12 persons for election as directors to serve for a one year term expiring at the 2019 Annual Meeting of share owners and until their successors have been elected. The nominees of the Board are Gordon J. Hardie, Peter S. Hellman, John Humphrey, Anastasia D. Kelly, Andres A. Lopez, John J. McMackin, Jr., Alan J. Murray, Hari N. Nair, Hugh H. Roberts, Joseph D. Rupp, Carol A. Williams and Dennis K. Williams. Except for Mr. Humphrey, each nominee is currently serving as a director of the Company and each nominee, including Mr. Humphrey, has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available to serve.

Following is information on the persons nominated for election to the Board at the 2018 Annual meeting:

Nominees—To be elected for terms expiring at the 2019 Annual Meeting

Gordon J. Hardie, Age 54	Director since 2015

Mr. Hardie currently serves as President, Bunge Food & Ingredients, a global company that operates in agribusiness, sugar and bioenergy, food and ingredients, and fertilizer. Mr. Hardie previously served as Managing Director at Bunge (2011‑2017) and currently serves as a member of the Executive Committee and has led the global Operational Excellence program for Bunge Ltd since 2013. Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A Advisory firm he established in 2009. Mr. Hardie previously held senior management positions at Goodman Fielder, including Managing Director (2004‑2009), Sales and Marketing Director and Marketing Innovation Director (2002‑2003). He was named Group General Manager, Marketing at SouthCorp Wines in 2000 and Vice President, Regional Markets, Asia Pacific at Foster’s Brewing Group in 1999. Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from the University College Cork and an M.B.A. from University College, Dublin Smurfit Graduate School of Business and has completed the Advanced Management Program and the AVIRA CEO Program at INSEAD. Since 2013, Mr. Hardie has served on the board of Zaklady Tluszcowe Kruszwica. Mr. Hardie also serves on the North American Advisory Board of the Smurfit Graduate School of Business, University College Dublin. Mr. Hardie’s extensive business leadership skills, his global business experience, and broad food and spirits industry knowledge qualify him to serve on the Company’s Board.

Peter S. Hellman, Age 68	Director since 2007

Mr. Hellman retired in 2008 after a long career with large, multinational companies in both financial and operating executive positions. Mr. Hellman has over 40 years of financial analysis experience and has been involved with investor relations for over 35 years. He was an executive with Nordson Corporation from 2000 to 2008, where he served as President and Chief Financial and Administrative Officer from 2004 to 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Nordson is a global leader in providing capital equipment to the packaging industry. Mr. Hellman also served as a director of Nordson from 2001 to 2008. Prior thereto, Mr. Hellman was with TRW Inc. for 10 years and held various positions, the most recent of which was President and Chief Operating Officer. During his tenure as a financial executive, Mr. Hellman obtained significant reporting expertise and substantial experience in corporate transactions. Mr. Hellman also has extensive experience as a director of both public and private companies, and has been serving on public company boards for over 20 years. He is currently a director of Baxter International, Inc. (since 2005) and The Goodyear Tire and Rubber Company (since 2010). Mr. Hellman also serves on the board of the Cleveland Museum of Natural History, The Holden Arboretum and LifeBanc. Through his significant board and management experience, Mr. Hellman has obtained extensive training in executive compensation matters and corporate governance practices. Mr. Hellman received a bachelor of arts degree from Hobart College and a master of business administration in finance from Case Western Reserve University. Mr. Hellman’s long career and financial and operating experience, business leadership skills, extensive board experience and knowledge of executive compensation and corporate governance matters qualify him to serve on the Company’s Board.

John Humphrey, Age 52	Director Nominee

From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc., a Fortune 1000 company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide, and he retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal Inc. Mr. Humphrey’s earlier career included six years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions. Mr. Humphrey is a member of the board of directors for EnPro Industries, Inc. and Gardner Denver Holdings, Inc. Mr. Humphrey received a bachelor of science degree in industrial engineering from Purdue University and a master of business administration from the University of Michigan. Mr. Humphrey’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

Anastasia D. Kelly, Age 68	Director since 2002

Ms. Kelly is Co-Managing Partner (Americas) in the law firm of DLA Piper (Partner since 2010 and Co-Managing Partner since 2013). From 2006 to 2010, she was the Vice Chairman—Legal, Human Resources, Corporate Communication and Corporate Affairs of American International Group, Inc. (“AIG”), and through that senior management position she obtained experience handling corporate issues across the enterprise. Prior to joining AIG, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI, where she was the Executive Vice President and General Counsel from 2003 to 2006, Sears, Roebuck and Co., where she was the Senior Vice President and General Counsel from 1999 to 2003, and Fannie Mae, where she was the Senior Vice President from 1996 to 1999 and General Counsel and Secretary from 1995 to 1999. Ms. Kelly was a director of Saxon Capital from 2004 to 2008, and is currently a director of Huntington Ingalls Industries, Inc. (since 2011) and sits on the board of numerous philanthropic organizations. Ms. Kelly received a bachelor of arts, cum laude, from Trinity University DC and a juris doctorate, magna cum laude, from George Washington Law School. Ms. Kelly’s broad legal expertise and knowledge, extensive understanding of regulatory, compliance and securities issues involving public companies and financial institutions, significant experience in corporate governance issues and substantial business management skills qualify her to serve on the Company’s Board.

Andres A. Lopez, Age 55	Director since 2016

Mr. Lopez has served as the President and Chief Executive Officer of Owens-Illinois since January 2016. He has been with the Company since 1986 and held several positions before becoming Chief Executive Officer, most recently serving as Chief Operating Officer (2015). He has also served as President of O-I Americas (2014‑2015); President of O-I’s Latin America operations (2009‑2015); and Vice President of O-I’s global manufacturing and engineering business unit (GMEC) (2006‑2009). In 2004, he moved to the Company’s headquarters in Ohio to serve as Vice President of Finance and Administration for the North America region, becoming Vice President of Manufacturing for North America in 2005. Mr. Lopez held a number of other manufacturing assignments before 2005. In 1996, he moved to Brazil, first serving as Plant Manager for the Rio de Janeiro plant, and then for the São Paulo plant. In 1999, he was named General Manager of O-I Peru. Mr. Lopez began his career at Owens-Illinois as an Engineer at one of the Colombian plants. Mr. Lopez currently serves as a board member of Avery Dennison (since 2017). He holds a Bachelor of Science in production engineering from EAFIT University in Medellin, Colombia, and has completed the Executive Program at Stanford University in California. He speaks English and Portuguese, in addition to his native Spanish. Mr. Lopez’ long experience in manufacturing, leadership skills and global business experience with the Company over the past 30 years qualify him to serve on the Company’s Board.

John J. McMackin, Jr., Age 66	Director since 1994

Mr. McMackin is a principal of Williams & Jensen, PLLC, one of the nation’s leading, independently owned government affairs law firms. During his long legal career spanning over 30 years, Mr. McMackin has had varied experience in many areas of corporate law, environmental law, financial regulation, complex litigation and other areas of law and regulation. He has been a director of the Judicial Evaluation Institute since 1990. Mr. McMackin received a bachelor of arts degree, summa cum laude, from the University of Notre Dame and juris doctorate from Yale Law School and he is a member of the District of Columbia Bar. Mr. McMackin’s legal expertise, knowledge of government and regulation and long experience with the Company and the glass industry qualify him to serve on the Company’s Board.

Alan J. Murray, Age 64	Director since 2015

Mr. Murray retired as an executive in 2008 after serving as Managing Board Member for North America for Heidelberg Cement AG, a German multinational building materials company. Mr. Murray took on this role after Heidelberg’s 2007 acquisition of Hanson PLC, where Mr. Murray served as Chief Executive Officer. Previously, Mr. Murray served as Chief Executive Officer of Hanson Building Materials America, where he handled a business that was 50% of Hanson’s overall operations. While at Hanson, Mr. Murray also served as Finance Director (1997‑1998), Assistant Finance Director (1995‑1997), Division Finance Director (1993‑1995), and Divisional Financial Controller (1988‑1993). Between 1978 and 1988, he held various financial roles at Chloride Group PLC and Burton Group PLC. Mr. Murray is a qualified Chartered Management Accountant and has a Bachelor’s Degree in Economics and Marketing from Lancaster University in the United Kingdom. Mr. Murray currently serves on the public board of Ferguson PLC (formally Wolseley PLC) since 2013 and was on the board of Heidelberg Cement AG between 2010 and 2017. Mr. Murray’s extensive business leadership skills, executive and board experience, global business and financial reporting expertise qualify him to serve on the Company’s Board.

Hari N. Nair, Age 58	Director since 2013

Mr. Nair serves as CEO of Anitar Investments LLC, a private investment company with holdings in the manufacturing and technology sectors and serves on the boards of Anitar-owned companies, including as Chairman of Sintercom Limited. Previously, Mr. Nair served as the Chief Operating Officer of Tenneco Inc., a Fortune 500 company with revenues of $9 billion, from 2010 until his retirement in early 2015. He also was a member of the Tenneco Board of Directors from 2009 until his retirement. Prior to being appointed COO, Mr. Nair was President of Tenneco’s International Group, where he was responsible for managing business operations and capitalizing on growth opportunities in Europe, South America and the Asia Pacific regions. Mr. Nair joined Tenneco in 1987 and assumed positions of increasing responsibility across various functions including strategic planning, business development, quality and operations. Mr. Nair’s early career included financial and operations positions with General Motors Corporation and the American Water Company. Mr. Nair currently serves on the Boards of Musashi Seimitsu Industry based in Japan and Delphi Technologies based in London. Mr. Nair received a bachelor’s degree in engineering from Bradley University, a master’s in business administration from the University of Notre Dame, and he completed the Advanced Management Program at

Harvard Business School. Mr. Nair’s extensive manufacturing experience leading large business operations, global business experience, strategic planning, executive leadership skills, and financial reporting expertise qualify him to serve on the Company’s Board.

Hugh H. Roberts, Age 66	Director since 2007

Mr. Roberts retired in 2007 after working over 30 years with Kraft Foods, Inc. where he obtained profit and loss management and analysis experience and global experience in sales, marketing and strategic planning. He was the President of Kraft Foods International Commercial from 2004 to 2007, President, Kraft Foods International Asia Pacific from 2001 to 2003 and, prior thereto, President, KFI Central & Eastern Europe Middle East & Africa Region from 1996 to 2001. While with Kraft, Mr. Roberts completed numerous training programs for executives and obtained substantial training in marketing, strategic analysis, corporate governance and executive compensation. Mr. Roberts received a bachelor of arts, magna cum laude, from Harvard College and a master of business administration from Harvard Business School. Mr. Robert’s extensive business leadership skills, his management experience overseas in emerging markets and his substantial education and experience in management and corporate governance issues qualify him to serve on the Company’s Board.

Joseph D. Rupp, Age 67	Director since 2017

Mr. Rupp was employed by Olin Corporation, a publicly-traded global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition located in Clayton, Missouri, from 1972 until his retirement in 2017. During his tenure at Olin, Mr. Rupp held positions of increasing responsibility, serving as President of Olin Brass, Corporate Vice President and Executive Vice President-Operations before being named President and CEO in 2002, a position he held until 2016. Mr. Rupp also served as Chairman of Olin’s Board of Directors from 2005 until April 2017. Mr. Rupp serves as a director of Quanex Building Products, Dot Foods, Inc., Cass Information Systems and the Board of Trustees, Missouri University of Science and Technology. Mr. Rupp holds a bachelor’s degree in metallurgical engineering from Missouri University of Science and Technology, formerly the University of Missouri-Rolla. Mr. Rupp’s extensive business leadership skills, management expertise, executive experience leading a global manufacturer and significant public company board experience qualify him to serve on the Company’s Board.

Carol A. Williams, Age 60	Director since 2014

Ms. Williams retired in early 2015 after serving as a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company. Prior to her special advisor role, she served as Dow’s Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams’ 34 year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the chloralkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams became a board member at Olin Corporation in November 2015. She previously served as a board member at Zep, Inc. from 2012 to 2015. She received a bachelor’s degree in chemical engineering from Carnegie Mellon University in Pittsburgh, PA. In 2009, she was selected as an Alumnae of the year at Carnegie Mellon University. Ms. Williams received the 2010/2011 Woman of the Year Award from the National Association of Professional Women and in 2014, received the Junior Achievement Laureate award of Mid-Michigan. Ms. Williams’ extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company’s Board.

Dennis K. Williams, Age 72	Director since 2005

Mr. Williams retired in 2006 after long and extensive service as an executive. Before retiring, Mr. Williams was with IDEX Corporation, a publicly traded corporation that manufactures and markets proprietary engineered industrial products. He was Chairman of the Board at IDEX from 2000 to 2006 and President and Chief Executive Officer from 2000 to 2005. Prior to joining IDEX, Mr. Williams had over ten years of executive experience with GE and its subsidiaries. During his time with GE, Mr. Williams held multiple executive leadership positions with subsidiaries in Italy, Canada and the United States. His last position with GE was as the President and Chief Executive Officer of GE Power Systems Industrial Products from 1998 to 2000, and in that role Mr. Williams was responsible for a $4 billion global manufacturing and service business based in Florence, Italy. In addition, Mr. Williams has held directorships at publicly traded companies for over nine years and has been a director of AMETEK, Inc. (since 2006) and Actuant Corporation (2006 to 2018). From

2001 to 2007, Mr. Williams was also a director of the Washington Group International, where he obtained valuable knowledge regarding restructuring and capital markets transactions by helping to guide Washington’s emergence from bankruptcy and subsequent sale. Through his board membership and various executive positions, Mr. Williams has acquired substantial training in corporate governance and developed valuable financial reporting expertise. Mr. Williams received a bachelor of science in aeronautical engineering from the Georgia Institute of Technology and attended the Program for Management Development at Harvard Business School. Mr. Williams’ extensive experience in leading businesses in international markets, executive leadership skills, significant public company board experience, financial reporting expertise and corporate governance training qualify him to serve on the Company’s Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

GOVERNANCE INFORMATION

Board Leadership Structure

The Board decided that the roles of the Board Chair and CEO would be separated as of January 1, 2016. At the 2016 Annual Meeting, the Board selected Carol A. Williams, an independent member of the Board, to become its Independent Board Chair (“IBC”) and the Company eliminated the role of Lead Director.

The primary responsibility of the IBC is to make the Board as effective as possible in fulfilling its oversight responsibility for the Company and to ensure that the Company derives the most benefit from the experience, education and skills of individual Board members.

In fulfilling this primary responsibility, the IBC will be expected to be a leader of his/her peers by taking personal responsibility for delivering excellence in the boardroom. This will mean helping shape meeting agendas, ensuring open communication, meaningful participation and constructive debate and focusing on appropriate follow through regarding Board conclusions and recommendations.

The IBC will maintain regular communications with other Board members, with the frequency and depth of communications dependent on the issues that are the current focus of the Company. In addition, the IBC will act as a sounding board for the CEO, as well as other members of senior management. In separating the roles of CEO and IBC, the Board has expressly decided that it does not want the IBC to be perceived as “managing the Company” or as an “executive chair” in the eyes of management or the Company’s investors.

As the leader of the Board, the IBC is expected to take the lead in connection with the Board’s self-assessment process and the follow through necessary to improve the Board’s overall oversight of the Company. Moreover, the IBC will assume a leadership role in CEO succession planning.

Executive Sessions

The Company’s non-employee directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussion between the Board and the CEO and separately among the non-employee directors of the Board. The Board believes this approach effectively complements the Company’s Board leadership structure. The non-employee directors met eight times in executive session in 2017 without management present, and the independent directors met twice in executive session in 2017. As provided by the Guidelines, the IBC presided at these executive sessions.

Risk Oversight

The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Risk Oversight Committee and the Audit Committee, as discussed in the descriptions of the committees below. The committees report to the Board and matters of particular importance or concern, including any significant areas of risk faced by the Company, are discussed by the entire Board. In addition, the Board meets with the Company’s regional presidents on a rotating basis to review risk exposure with respect to the Company’s strategic plans and objectives in order to improve long-term organizational performance.

General Board Responsibilities

The Board has the ultimate authority for overseeing the management of the Company’s business. The Board also identifies and evaluates candidates for, and ultimately appoints the Company’s officers, delegates responsibilities for the conduct of the Company’s operations to those officers, and monitors their and the Company’s performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

The vast majority of the members of the Board are “independent” in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Gordon J. Hardie, Peter S. Hellman, Anastasia D. Kelly, Alan J. Murray, Hari N. Nair, Hugh H. Roberts, Joseph D. Rupp, Carol A. Williams and Dennis K. Williams. The Board has also affirmatively determined that the director nominee, John Humphrey, is independent. In making this determination, the Board has determined that none of these directors or nominees have any material relationships with the Company other than their roles as directors.

Board Member Stock Ownership

The Board has established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company’s Common Stock having a value equal to five times the director’s annual cash retainer. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the “net profit shares” acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Size

The Board currently consists of 12 members. Under the Company’s Third Restated Certificate of Incorporation, the maximum size of the Board is 12 members.

Board Meeting Attendance

In 2017, the full Board met eight times. All of the incumbent members of the Board attended more than 75% or more of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member. Attendance at Board and committee meetings during 2017 averaged over 95% for directors as a group.

The Company does not have a policy with regard to Board members’ attendance at Annual Meetings, although members of the Board are encouraged to attend. All members of the then current Board attended the 2017 Annual Meeting.

Corporate Governance Guidelines

A copy of the Company’s Corporate Governance Guidelines is available on the “Investors” section of the Company’s website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999. The address of the Company’s website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company’s website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Nominating/Corporate Governance Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), copies of which are available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Pursuant to the Policies and Procedures, candidates for the Board must demonstrate strong leadership in their particular field, and have broad business experience and the ability to exercise sound business judgment. In addition, candidates must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the share owners. Candidates must also be willing to devote sufficient time to carry out their duties and responsibilities effectively, and be committed to serve on the Board for an extended period of time.

The Policies and Procedures require the Nominating/Corporate Governance Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate’s background, skills, experience and expertise and the composition of the Board at the time. The Policies and Procedures also state the Nominating/Corporate Governance Committee’s belief that diversity is an important attribute of a well-functioning Board and the Policies and Procedures, the Guidelines and the Nominating/Corporate Governance

Committee’s Charter each require the Nominating/Corporate Governance Committee to take into consideration the benefits of having Board members who reflect a diversity of age, gender, ethnicity and country of citizenship.

The Company maintains a skills matrix, and actively monitors the skills, experience and expertise of all its individual directors with an eye towards ensuring that the Board is balanced with respect to key skill sets. Given that the Company is a large global public manufacturing company, many of the Board’s directors have skills and experience relating to similar organizations. The Board also has strong skills, experience and expertise in other areas, including finance and capital allocation, mergers and acquisitions, strategic planning and corporate governance. The Nominating/Corporate Governance Committee considers the skills, experience and expertise of Board members expected to retire or leave the Board in the near future when it identifies candidates for Board membership. The Nominating/Corporate Governance Committee also considers in its nomination processes the recommendations of current Board members regarding particular skills that could improve the ability of the Board to carry out its responsibilities.

The Nominating/Corporate Governance Committee will consider potential candidates for director who have been recommended by the Company’s directors, the CEO, other members of senior management and share owners. Outside consultants may also be employed to help identify potential candidates. Mr. Rupp was recommended by a non-employee director and Mr. Humphrey was recommended by an outside consultant. Pursuant to its Policies and Procedures, the Nominating/Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Nominating/Corporate Governance Committee discuss and evaluate possible candidates in detail, and determine which individuals to consider in more depth. Once a candidate is identified whom the Nominating/Corporate Governance Committee wants to move toward nomination, one or more members of the Nominating/Corporate Governance Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading “2019 Annual Meeting of Share Owners.”

The performance of incumbent members of the Board is evaluated annually by the Nominating/Corporate Governance Committee. Incumbent directors who continue to satisfy the Nominating/Corporate Governance Committee’s criteria for Board membership and whom the Nominating/Corporate Governance Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term.

Code of Business Conduct and Ethics

The Company has a Global Code of Business Conduct and Ethics (the “Code”) that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Communicating with the Board

Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-employee directors as a group), the IBC, any Board committee or any Chair of any such committee. To communicate with the Board, the IBC, any individual directors or any group or committee of directors, correspondence should be addressed to the “Board of Directors”, the “IBC” or any such individual directors or group or committee of directors by either name or title. All such correspondence should be addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999. All communications so received will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressees. In the case of communications to the Board, the IBC or any group or committee of directors, the Corporate Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

BOARD AND COMMITTEE MEMBERSHIP

There are four standing committees of the Board: the Audit Committee, the Compensation and Talent Development Committee, the Nominating/Corporate Governance Committee and the Risk Oversight Committee. Subject to applicable provisions of the Company’s By-Laws and Corporate Governance Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

Current Committee Membership

Directors currently serving on committees of the Board and the number of meetings held in 2017 by the committees are identified below.

		Compensation	Nominating/
		and Talent	Corporate	Risk
Name	Audit	Development	Governance	Oversight
Independent Directors:
Gary F. Colter(1)		X
Gordon J. Hardie				Chair
Peter S. Hellman(2)	X	X
Anastasia D. Kelly			Chair	X
Alan J. Murray(3)	Chair		X
Hari N. Nair	X	Chair
Hugh H. Roberts		X	X
Joseph D. Rupp(4)	X		X
Carol A. Williams			X
Dennis K. Williams(5)	X	X
Non-Independent Directors:
Andres A. Lopez				X
John J. McMackin, Jr.				X
Number of meetings in 2017	11	7	5	5

(1)	On May 11, 2017, Mr. Colter resigned from the Nominating/Corporate Governance Committee.
(2)	On May 11, 2017, Mr. Hellman resigned from his position as Chair of the Audit Committee, but continued to serve as a member of the Audit Committee.
(3)

Mr. Murray began serving as the Chair of the Audit Committee on May 11, 2017, after Mr. Hellman resigned from that position, and began serving as a member of the Nominating/Corporate Governance Committee.

(4)

On October 2, 2017, Mr. Rupp was appointed to serve on the Board of Directors. Mr. Rupp began serving as a member of the Audit Committee and Nominating/Corporate Governance Committee on October 10, 2017.

(5)	On July 12, 2017, Mr. Williams resigned from the Nominating/Corporate Governance Committee, and began serving as a member of the Audit Committee.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company’s financial statements and internal controls; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act. The Board has determined that Mr. Murray, the Chair of the Audit Committee, and

Mr. Hellman are each qualified as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation and Talent Development Committee

The Compensation and Talent Development Committee assists the Board with respect to compensation of the Company’s directors, officers and employees. In carrying out such responsibilities, the Compensation and Talent Development Committee administers the Amended and Restated 1997 Equity Participation Plan, the Second Amended and Restated 2005 Incentive Award Plan, the Amended and Restated 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc., the Owens-Illinois, Inc. 2017 Incentive Award Plan, the Company’s annual bonus plans and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company. The Compensation and Talent Development Committee also oversees and reviews management succession planning and development for key executive positions other than the CEO, including ensuring the availability of qualified replacements and planning for contingencies such as the departure, death or disability of key executives so that the Company has in place an emergency succession plan that addresses both interim and longer-term leadership for the Company. The Compensation and Talent Development Committee makes recommendations to the Board with respect to the adequacy of the succession and development plans for key executive officer positions other than the CEO.

The Compensation and Talent Development Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Compensation and Talent Development Committee. A copy of the Compensation and Talent Development Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Each member of the Compensation and Talent Development Committee is an “independent director” under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors; (b) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the share owners; (c) developing and recommending to the Board a set of corporate governance principles contained in the Company’s Corporate Governance Guidelines and Global Code of Business Conduct and Ethics; (d) overseeing the evaluation of the Board and management of the Company; (e) taking a leadership role in shaping the corporate governance of the Company; (f) overseeing CEO succession planning and development; and (g) overseeing the Company’s Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Each member of the Nominating/Corporate Governance Committee is an “independent director” under the New York Stock Exchange listing standards.

The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading “2019 Annual Meeting of Share Owners.”

Risk Oversight Committee

The Risk Oversight Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s risk management processes. The Risk Oversight Committee: (a) provides oversight of management’s policies and activities relating to the identification, evaluation, management and monitoring of the Company’s significant enterprise risks, including the major strategic, operational, financial, regulatory, compliance, cyber security, reporting, reputational, governance and human resources and labor risks inherent in the business of the Company (the “Enterprise Risks”); (b) oversees compliance with legal and regulatory requirements with respect to the conduct of the Company’s business, except for those specific compliance matters under the jurisdiction of other Committees of the Board, as determined by the Board; and (c) reports to the Board regarding the Enterprise Risks that have the potential to significantly impact the Company’s ability to execute its strategic priorities and achieve its performance goals.

The Risk Oversight Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Risk Oversight Committee. A copy of the Risk Oversight Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Under the terms of the Risk Oversight Committee Charter, the Risk Oversight Committee (a) reviews and submits for Board approval the Company’s Risk Management Philosophy, Risk Management Policy and Statement of Risk Appetite, as developed by management; (b) reviews management’s processes designed to identify, assess, manage, monitor and report the Company’s significant Enterprise Risks; (c) reviews, monitors and discusses with management the Company’s significant Enterprise Risks and opportunities including steps management is taking to assess and manage such risks and opportunities; (d) reviews the Company’s disclosure of Enterprise Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (e) together with the Audit Committee, reviews, assesses and discusses with the general counsel, the Chief Financial Officer and the independent registered public accounting firm (i) any significant risks or exposures; (ii) the steps management has taken to minimize such risks or exposures; and (iii) the Company’s underlying policies with respect to risk assessment and risk management.

DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

Each non-employee director of the Company receives an annual retainer of $67,500, paid quarterly. Each non-employee director also receives $2,000 for each Board meeting in which such director participated and for each committee meeting in which such director participated as a member (including as Chair). Chairs also receive additional annual retainers paid quarterly as follows:

•	Independent Board Chair - $150,000
•	Audit Committee Chair - $20,000
•	Compensation and Talent Development Committee Chair - $15,000
•	Nominating/Corporate Governance and Risk Oversight Committee Chairs - $10,000

Each non-employee director also receives on the date immediately following the date of the Company’s Annual Meeting of share owners at which directors are elected (“Date of Grant”), a grant of restricted stock units (“RSUs”) under the Owens-Illinois, Inc. 2017 Incentive Award Plan with respect to a number of shares of Common Stock having a fair market value on the Date of Grant equal to $110,000, rounded up or down to nearest whole share of Common Stock. In October 2017, the Company’s outside Executive Compensation Consultant reviewed the competiveness of the current compensation programs and found them to be below the market median in the value of its equity awards. Therefore, the Board approved an increase in the annual equity award from $110,000 to $120,000 effective in 2018.

The RSUs vest in full on the date of the Company’s next Annual Meeting of share owners at which directors are elected following the Date of Grant  (“Normal Vesting Date”) or earlier upon a director’s termination of service due to death, disability or retirement (after reaching age 60). In addition, upon termination of service for reasons other than death, disability, retirement or removal for cause, the RSUs will vest pro rata on a daily basis based on the number of days of service from the Date of Grant to the Normal Vesting Date.  All RSUs are immediately forfeited upon removal for cause. All RSUs will fully vest upon a change in control. Vested RSUs are paid in shares of Common Stock, on a one for one basis, within 30-days after the Normal Vesting Date, or if earlier, termination of service.

In the event a new non-employee director joins the Board on any date other than the date of the Annual Meeting of share owners, in addition to the RSU grant described in the previous paragraph, such new non-employee director will also receive on the date immediately following the first Annual Meeting of share owners at which directors are elected during such director’s tenure on the Board an additional grant of RSUs with respect to a number of shares of Common Stock having a fair market value on the date of such grant equal to a pro rata allocation of the dollar amount of the prior year’s RSU grant based on the number of days of service in the period from the commencement of such director’s service on the Board to the date of such grant, rounded up or down to the nearest whole share of Common Stock.

The Deferred Compensation Plan for Directors of Owens-Illinois, Inc. provides an opportunity for non-employee directors to defer payment of their directors’ fees. Under the plan, a non-employee director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal from time to time to the average annual yield on domestic corporate bonds of Moody’s A-rated companies, plus one percent. Distributions from the plan are made in cash.

Each director is reimbursed for expenses associated with meetings of the Board or its committees.

The total compensation earned by non-employee directors in 2017 is reflected in the following table:

DIRECTOR COMPENSATION IN 2017

		Stock
	Fees Earned	Awards
Name	(1)	(2)	Total
Gary F. Colter	$101,500	$110,000	$211,500
Joseph J. DeAngelo(3)	56,135	110,000	166,135
Gordon J. Hardie	103,500	110,000	213,500
Peter S. Hellman	123,500	110,000	233,500
Anastasia D. Kelly	113,500	110,000	223,500
John J. McMackin, Jr.	93,500	110,000	203,500
Alan J. Murray	115,500	110,000	225,500
Hari N. Nair	134,500	110,000	244,500
Hugh H. Roberts	107,500	110,000	217,500
Joseph D. Rupp(4)	30,690	—	30,690
Carol A. Williams	243,500	110,000	353,500
Dennis K. Williams	111,500	110,000	221,500

(1)	The cash amounts earned by each director are made up of the following amounts:

		Annual
		Committee	Board	Committee
	Annual	Chair	Meeting	Meeting
Name	Retainer	Retainer(5)	Fees	Fees	Total
Gary F. Colter	$67,500	$—	$16,000	$18,000	$101,500
Joseph J. DeAngelo	36,135	—	8,000	12,000	56,135
Gordon J. Hardie	67,500	10,000	16,000	10,000	103,500
Peter S. Hellman(6)	67,500	10,000	14,000	32,000	123,500
Anastasia D. Kelly	67,500	10,000	16,000	20,000	113,500
John J. McMackin, Jr.	67,500	—	16,000	10,000	93,500
Alan J. Murray(6)	67,500	10,000	12,000	26,000	115,500
Hari N. Nair	67,500	15,000	16,000	36,000	134,500
Hugh H. Roberts	67,500	—	16,000	24,000	107,500
Joseph D. Rupp	16,690	—	4,000	10,000	30,690
Carol A. Williams	67,500	150,000	16,000	10,000	243,500
Dennis K. Williams	67,500	—	16,000	28,000	111,500

(2)

Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standard Board (“FASB”) ASC 718. Each of the current non-employee directors held 5,002 unvested restricted stock units as of December 31, 2017, with the exception of Mr. DeAngelo whose award was prorated to reflect his days of service prior to his resignation effective July 13, 2017 and Mr. Rupp who will receive a grant with a fair market value of $66,970 (in addition to any standard annual grant of restricted stock units) on the date immediately following the next Annual Meeting of share owners at which directors are elected as described in Director Compensation and Other Information on page 15.

(3)

Mr. DeAngelo resigned as a Director on July 13, 2017 and therefore his 2017 stock award was prorated to reflect his days of service prior to his termination date. Of the 5,002 unvested restricted stock units granted, Mr. DeAngelo received 854 restricted stock units and forfeited 4,148 unvested restricted stock units.

(4)	Mr. Rupp became a Director on October 2, 2017.
(5)	Includes the IBC Retainer.
(6)	Mr. Hellman resigned as Chair of the Audit Committee and Mr. Murray began serving as Chair of the Audit Committee on May 11, 2017.

Related Person Transactions

Pursuant to written policies and procedures set forth in the Company’s Corporate Governance Guidelines, the Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee. The Company’s Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee will review and, if appropriate, recommend to the full Board the approval or ratification of related party transactions. Pursuant to the Guidelines, the Nominating/Corporate Governance Committee takes into account the following factors: the related person’s connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the related person and the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

During 2017, the law firm of Williams & Jensen, PLLC, of which director McMackin is a principal, billed the Company approximately $833,000 for legal services in connection with various matters. Williams & Jensen, PLLC is an independently owned, Washington, D.C. law firm with particular expertise in the area of government affairs. Upon the review and recommendation of the Nominating/Corporate Governance Committee, the Board reviewed and approved the Company’s 2017 engagement of Williams & Jensen, PLLC at the billing levels indicated above.

Compensation and Talent Development Committee Interlocks and Insider Participation

During 2017, the following directors served on the Compensation and Talent Development Committee of the Board: Gary F. Colter, Peter S. Hellman, Hari N. Nair (Chair), Hugh H. Roberts and Dennis K. Williams. No member of the Compensation and Talent Development Committee was formerly an officer or employee of the Company or has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of Regulation S‑K. In addition, no executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company’s directors served as an executive officer at any time during 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Owens-Illinois’s Compensation and Talent Development Committee (“the Committee”) is committed to working with the Board of Directors and management to design compensation plans that motivate the Company’s executives and support business objectives that create share owner value. The Company’s compensation plans for 2017 generally follow the same framework used in 2016, as the Committee feels they remain appropriate, support the Company’s business objectives and reflect share owner interests.

The Foundation: The Strategic Plan for the Company

The strategic plan for the Company serves as the foundation for its pay program. Following a year focused on stabilizing the business, the strategy concentrated on one team, one enterprise and one plan. The plan looks to expand the markets in which the Company competes by being recognized as the preferred glass supplier as well as being the most cost-effective producer of glass. The Company is focusing its employees on understanding customer needs, managing costs of the total enterprise, improving flexibility, taking an integrated approach to problem solving and delivering on its commitments. The Company is doing this by emphasizing collaboration across the Company, leveraging its knowledge and expertise, increasing accountability and aligning incentives with the right results. The Company believes successful execution along these lines will lead to enhanced value for share owners, customers and employees.

Linking the Company’s Plan to Its Incentives

The Committee took several actions in 2017 to reinforce the links between the Company’s strategic plan and its compensation program.

The Committee simplified the Short-Term Incentive (“STI”) Plan by removing manufacturing indicators as incentive metrics, which accounted for 40% of STI awards in 2016. These metrics had accomplished the Company’s goal of increasing attention to these critical operating areas, which continued in 2017.  As a result, the Committee increased the weight of Earnings Before Interest and Taxes (“EBIT”) (80%) used in determining STI payouts, strengthening the plan’s focus on profitability, need to control costs and accountability for delivering financial results.  Aside from those changes, the Committee continued to place a meaningful weight on Free Cash Flow (“FCF”) (20%), critical for managing the Company’s financial obligations, deleveraging its balance sheet, investing in its business and returning value to share owners.  Further, the Committee continued to base the STI awards of the Company’s Global Leadership Team on overall enterprise results, reinforcing the plan of one team, one plan.

The Committee also refined its approach to the Long-Term Incentives (“LTI”) Plan. The Committee eliminated stock options from the LTI program, which reduced share usage as well as dilution of share owners’ interests.  In turn, the Committee adopted a balanced approach to delivering LTI by awarding 50% of target value in the form of performance stock units and 50% (versus 25% in 2016) in time-based restricted stock units (“RSU”).  The increased role of RSUs will help build greater share ownership among the Company’s executives, increasing their alignment with share owners’ interests. Further, it will increase the Company’ ability to retain those executives, many of whom are new to their roles or the Company and all of whom are critical to the success of its strategy.

Finally, the Committee changed its approach for measuring long-term results associated with the performance stock units. Prior to 2017, performance stock units were based on Adjusted Net Earnings Per Share (“EPS”) and Return on Invested Capital (“ROIC”) results in the last year of the performance period. Starting in 2017, awards are based on the Company’s performance for the full three-year period as measured by cumulative EPS and average ROIC. The Committee believes these changes will enhance the program’s ties to delivering sustained, long-term financial results.

While there were changes to the program for 2017, the Committee continued to set reasonably demanding incentive goals consistent with the Board’s expectations of management and its commitments to share owners.

Incentive Plan Results: Reflect the Company’s Performance

The Company’s performance in 2017 marked a continued improvement in its resiliency. Despite various operating and economic headwinds, the Company’s results for 2017 were strong:

•	Increased EPS (as defined on page 31) by 22% over prior year, though still falling below the threshold performance level for this performance share unit measure.
•	Achieved ROIC (as defined on page 31) of 12.98%, generating a payout near the maximum performance level for this performance share unit measure.
•	Delivered EBIT (as defined on page 26) aligned with prior year, falling between the threshold and target performance levels for this STI measure.
•	Produced FCF (as defined on page 26) exceeding the target performance level for this STI measure.
•	Made debt repayments of $350 million, which was $125 million more than the Company’s guidance had indicated.
•	Achieved organic volume growth in line with its expectations for the year.
•	Delivered strong Total Shareholders Returns (“TSR”) to share owners of 27% for the year, well above the medians of the S&P 500 and the companies used for pay benchmarking purposes.

These strong results were reflected in the rewards earned for 2017 under its incentive plans, which required management to meet challenging goals. STI payouts approximated target levels (96% of target) as FCF results were well above target objective and partially offset EBIT results which were below target. The Company’s executives earned performance stock units for the 2015-17 period that also approximated target levels (93%) as strong ROIC results (near the outstanding or maximum performance level) mostly offset subpar EPS and revenue performances.

These payout levels and the associated stock price movement are consistent with a historical trend of being closely aligned with the returns earned by its investors relative to those of the S&P 500 or its pay benchmarking companies as more clearly seen in the realizable pay and performance analysis covered beginning on page 22.

No Problematic Pay Practices

The Committee regularly monitors the Company’s pay practices, which are consistent with good corporate governance and identified best practices.  The Committee has established a clawback or recovery policy covering cash and equity incentives. Double triggers have been established for receiving any benefits associated with a change-in-control. The stock ownership guidelines are consistent with those of other large companies and are reinforced by stock holding requirements. The Committee also prohibits executives from hedging their positions in Owens-Illinois stock and require preclearance before they can pledge any of their holdings.

Closing Thoughts & Say on Pay

The Company’s Say on Pay proposal is found on page 60. The proposal has received overwhelmingly strong support from share owners and proxy advisors in past years. Further, investor outreach has not identified any issues with the alignment of the Company’s pay and performance or its pay practices. As a result, the Committee believes the Company’s executive compensation program continues to represent share owners’ interests in a responsible and reasonable fashion and warrants your support at this year’s annual meeting.

Compensation Principles

The Committee approves executive compensation programs that are designed to align executive pay with share owner interests and the annual and long‑term performance of the Company. The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. Key elements of this pay strategy include:

•

Targeting total direct compensation (overall and by element) for the Named Executive Officers (“NEOs”) at market median pay levels, while also considering internal equity, and regularly evaluating pay versus market practices using comparator company and survey comparisons;

•	Ensuring that a majority of target compensation for each NEO is in the form of annual and long‑term incentives;
•	Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and

•

Completing regular risk assessments, taking into consideration the Company’s business model, incentive plan design (including mix of incentive vehicles, balance of performance measures, target setting methodology, caps on payouts, etc.) and policies designed to reduce risk (such as share ownership and retention guidelines, clawback policy, and anti‑hedging policy), among other considerations, to evaluate if the Company’s compensation program promotes excessive risk taking.

Say on Pay Vote and Share Owner Outreach

In the 2017 “Say on Pay” vote, the Company’s share owners approved its executive compensation program with a 97% approval rating. The Committee continues to believe that, overall, the Company’s compensation programs are well aligned with both share owners’ interests and the competitive market, and are designed to reward overall Company and individual performance. Nonetheless, the Committee and management regularly review compensation programs to ensure such alignment continues and make changes as appropriate or necessary.

As the Company believes that an annual “Say on Pay” vote encourages beneficial dialogue on compensation and provides the most consistent and clear communication channel for share owner concerns about executive compensation, the Company will again hold an annual advisory vote in 2018 to approve executive compensation. The Committee will continue to consider the results from this year’s and future advisory votes on executive compensation. The Company continues to actively engage major share owners and proxy advisory firms, ISS and Glass Lewis, regarding executive pay and its alignment with share owner interests, as well as the preferred frequency in which to conduct the “Say on Pay” vote.

Compensation and Governance Practices

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve their share owners’ long‑term interests.

What the Company Does/Has	What the Company Does Not Do/Have

•Pay for Performance

•Compensation Recovery (Clawback Policy)

•Stock Ownership and Retention Guidelines

•Anti Hedging Policy, as well as a Pre Clearance Policy regarding equity transactions (including pledging)

•Mitigation of Risk in Compensation Programs

•Annual Risk Assessment of Compensation Programs

•Annual Review of Independence of Committee’s Advisors

•Annual “Say on Pay” Vote

•Double Trigger (a change in control and an involuntary termination) requirement for equity awards to vest

•Independent Compensation and Talent Development Committee

•Balanced Compensation Structure: fixed vs. variable; annual vs. long term; cash vs. stock; service based equity vs. performance based awards

•Target Market Median Pay Levels and Consideration of Peer and Market Data in Setting Pay

•Alignment of Incentive Compensation with Strategic Objectives

•Significant Stock Ownership Levels among NEOs

•Common Annual Grant Date each Year to Minimize Perception of Market Timing

•Protective Noncompete, Nonsolicitation and Confidential Information Covenants Applicable to LTI Awards One-year minimum vesting requirement for equity awards (with up to 5% of shares being exempt from this requirement)

•Non-employee director award limit

•162(m) umbrella plan to preserve tax deductibility of incentives

•Excessive Perquisites or Tax Gross‑ups for Perquisites: See “Other Benefits” for details

•Excise Tax Gross‑Ups upon Change in Control

•Payment of Dividends or Dividend Equivalents on Unvested LTI awards

•Repricing of Underwater Stock Options

•Single Trigger Change in Control Severance Payments (beginning with awards granted in 2015)

•Excessive Risk Taking

•Liberal Share Recycling

•Multi-Year Employment Contracts

This Compensation Discussion and Analysis describes the material elements of the compensation of the Company’s NEOs, the objectives and principles underlying executive compensation programs, the Company’s recent compensation decisions, and the factors considered in making those decisions. The Company’s NEOs for 2017 were:

Name	Position
Andres A. Lopez	President and Chief Executive Officer (“CEO”)
Jan A. Bertsch	Senior Vice President and Chief Financial Officer (“CFO”)
Miguel I. Alvarez (1)	President, O-I North America and O-I Latin America
James W. Baehren (2)	Senior Vice President of Corporate Development and Special Advisor to the CEO
Vitaliano Torno	President, O-I Europe
Paul A. Jarrell (3)	Former Chief Administrative Officer

(1)

Mr. Alvarez assumed responsibility for managing operations in North America, in addition to Latin America, effective September 1, 2017.  O-I North America and O-I Latin America were merged into the “Americas” effective January 1, 2018.

(2)

Effective January 1, 2017, in accordance with the succession plan, Mr. Baehren, who had served as Senior Vice President and General Counsel through the end of 2016, transitioned to the role of Senior Vice President of Corporate Development and Special Advisor to the CEO. Mr. Baehren retired effective January 1, 2018.

(3)	Mr. Jarrell’s employment with the Company ended on July 31, 2017.

Assessment of Realizable Pay and Performance

The Committee annually compares the NEOs’ pay and the Company’s performance to the pay and performance of comparator companies in order to assess the alignment of the Company’s pay and performance.

In assessing pay and performance, the Company’s independent compensation advisors, Pay Governance, analyzed the Company’s realizable pay and performance relative to comparator companies. Unlike the results reported in the Summary Compensation Table reported on page 41, realizable pay looks at the pay an executive earned or could have earned for a period based on the actual financial performance against the Company’s incentive goals and the share price performance that drove those results. The Committee believes realizable pay is a better gauge for assessing pay and performance than the data found in the Summary Compensation Table, as the Summary Compensation Table definition of total pay includes a mix of some elements that are actual pay, such as salary and annual incentives, and other elements that are accounting estimates of future potential pay, such as performance stock units, restricted stock units and options. Further, annual changes in the discount rate for pension calculations are not part of the pay decisions made by the Committee and may significantly distort pay reported in the Summary Compensation Table and how it relates to the Company’s performance.

Realizable pay includes the actual rewards the Company’s CEO and CFO earned from 2014 to 2016: base salaries received by the executive, annual bonuses earned, vesting date value (as opposed to grant date or accounting value used in the Summary Compensation Table) of time‑based restricted awards granted during the period, any exercise gains realized on options granted during the period and the value of any long‑term performance awards made and earned in the three‑year period. In addition, realizable pay includes the value of any outstanding (unvested, unexercised or unearned) long‑term incentives awarded during the three‑year period based on the Company’s stock price as of December 31, 2016. The same approach is used to calculate the realizable pay of the CEOs and CFOs at comparator companies. This enables the Committee to compare the Company’s realizable pay levels with similar executives at comparator companies. As a result, realizable pay relies on information reported in comparator company proxies, the latest year for which pay is available being 2016.

In addition to assessing the Company’s realizable pay levels relative to comparator companies, the Committee also examined the Company’s annual and long‑term performance versus those companies. From a long‑term performance perspective, the analysis focused on TSR relative to those companies, which captures the principal goal of the Company’s long‑term incentive plans—creating value for investors. As shown in the following two exhibits, the Company’s pay program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company’s TSR performance relative to those companies.

CEO ANNUALIZED REALIZABLE PAY & TSR ALIGNMENT (2014-16)	CFO ANNUALIZED REALIZABLE PAY & TSR ALIGNMENT (2014-16)

From an annual or short‑term performance perspective, the Company’s performance across several perspectives of EBIT and cash flow performance (growth, percent of revenue, percent of invested capital) was evaluated relative to similar metrics for comparator companies for each year of the past five years. These results captured the key drivers of the Company’s STI program, which support the Company’s strategic objectives as well as its value creation efforts. The Company’s rankings relative to comparator companies across these annual performance metrics were compared to rankings of the cash compensation (salary + actual bonus) earned by the Company’s CEO and CFO during the period. As with the Company’s realizable pay and TSR comparisons, the Company’s annual cash compensation was appropriately aligned with its annual performance rankings relative to peers.

From these perspectives, the Company believes the pay program produced acceptable outcomes with officers’ relative pay levels aligned with its relative annual and long‑term performance levels, supportive of share owners’ interests.

Compensation Benchmarking

While realizable pay examines the alignment of the Company’s performance and the pay actually realized or realizable by those results, the Committee also annually reviews the competitiveness of the target pay opportunities provided to the Company’s senior leadership team (including the CEO and his key direct reports). This review encompasses all elements of target direct compensation: base salary, annual incentives, cash compensation (base salary + annual incentives), LTI and direct compensation (base salary + annual incentives + LTI). In addition, the review examines the mix of total pay (fixed to variable pay, short to long‑term compensation and cash to stock compensation) and LTI mix (stock awards versus options and service versus performance‑based awards). The objectives of this review are to ensure the programs are aligned with the Company’s pay philosophy, which targets market median and also considers internal equity between senior leadership team members.

Market Data

In determining compensation levels for the senior leadership team, the Committee reviews competitive market remuneration data including:

•Proxies of companies in the comparator group used to benchmark pay (shown below). Proxy data is only considered for the Company’s CEO and CFO.

•Surveys published by Aon Hewitt, Mercer and Willis Towers Watson, which provide data reflecting the incumbent’s functional responsibilities and the appropriate revenue scope (corporate or region) of their operating unit, are used to assess the target compensation for other senior leaders.

Comparator Group Companies

While there is no other company of comparable size to O-I that also focuses purely on glass container production, the group of comparator companies used to benchmark executive pay practices and pay levels for select officers is selected primarily from companies in the packaging and manufacturing sectors that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors. After a review of the comparator group companies in 2017, the Committee elected not to make any changes to the comparator group from that used in 2016.

		Dollars in Millions				% Revs.
			Total	Mkt.	Enterp.	Outside	# of
Company		Revs.(1)	Assets(1)	Cap(2)	Value(2,3)	U.S.(4)	Emp.
The Goodyear Tire & Rubber Company	Tires and Rubber	15,377	17,064	7,959	13,767	47%	64,000
WestRock Company	Paper Packaging	14,860	25,089	15,916	22,221	18%	44,800
Ingersoll-Rand Plc	Industrial Machinery	14,198	18,173	22,286	25,158	35%	46,000
Parker-Hannifin Corporation	Industrial Machinery	12,029	15,490	26,589	31,553	37%	56,690
Ball Corporation	Metal and Glass Containers	10,983	17,169	13,250	20,359	50%	18,300
Tenneco Inc.	Auto Parts and Equipment	9,274	4,842	3,020	4,495	61%	32,000
Crown Holdings Inc.	Metal and Glass Containers	8,698	10,663	7,553	12,725	78%	24,000
Dana Holding Corporation	Auto Parts and Equipment	7,209	5,644	4,637	5,988	55%	30,100
Avery Dennison Corporation	Paper Packaging	6,614	5,137	10,112	11,539	76%	30,000
Packaging Corporation of America	Paper Packaging	6,445	6,198	11,290	13,553	6%	14,600
Owens Corning	Building Products	6,384	8,632	10,227	12,643	30%	17,000
Sonoco Products Co.	Paper Packaging	5,037	4,558	5,282	6,487	35%	21,000
Sealed Air Corporation	Paper Packaging	4,462	5,280	8,893	10,894	49%	15,000
Graphic Packaging Holding Company	Paper Packaging	4,404	4,863	4,785	7,043	17%	13,000
Terex Corporation	Construction Machinery and Heavy Trucks	4,363	3,463	4,055	4,448	49%	10,700
Silgan Holdings Inc.	Metal and Glass Containers	4,090	4,645	3,244	6,151	24%	12,515
Bemis Company, Inc.	Paper Packaging	4,046	3,700	4,340	5,846	34%	16,582
Greif, Inc.	Metal and Glass Containers	3,638	3,232	3,091	4,037	54%	13,000
75th Percentile		10,556	14,283	11,025	13,713	51%	31,525
50th Percentile		6,529	5,462	7,756	11,217	42%	19,650
25th Percentile		4,418	4,695	4,414	6,029	31%	14,700
Owens-Illinois, Inc.	Metal and Glass Containers	6,869	9,756	3,614	9,018	69%	26,500
O-I Percentile Rank		55%	68%	14%	44%	91%	61%

(1)Fiscal 2017 financial data

(2)Data as of December 31, 2017

(3)Enterprise value defined as market capitalization plus total debt plus total preferred equity plus minority interest less cash and short-term investments

(4)Select companies data represent revenues for sales outside North America

Compensation Program Overview

Total Direct Compensation

Total direct compensation is the combination of base pay, annual incentive and long‑term incentives. Although the Company’s pay philosophy targets market median, while also considering internal equity, an NEO’s total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential and Company performance. In making compensation decisions, the Committee considers each of these factors and the NEO’s total direct compensation to ensure overall alignment with the Company’s compensation philosophy and principles.

It is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the NEOs be “variable” or “at risk”—based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2017, the CEO had 86% of his target total direct compensation “at risk” and the other NEOs had approximately 65% of their target total direct compensation “at risk.” The Company has no prescribed pay mix that drives compensation decisions. The resulting pay mix is based on the Company’s pay philosophy, market pay data used to establish individual executive’s compensation, and internal equity pay considerations.

Compensation Mix: CEO	Compensation Mix: Other NEOS

The Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance‑oriented rewards philosophy/strategy, setting appropriate performance objectives, and regularly testing the relationship between pay and performance.

Base Pay

The base pay program is designed to ensure the Company’s ability to attract and retain key executives. The Committee reviews NEO salaries and pay positioning at least once per year, and may adjust salaries according to current market conditions, Company performance, individual performance, previous experience, potential and the results of benchmarking against market data. Merit pay budgets are set annually based on external labor market trends, business performance, inflation, and other pertinent factors. In 2017, the Company’s merit budget was 3% for the United States and 1% for Switzerland. After considering the factors listed above, the Committee approved a base pay increase of 11.8% effective April 1, 2017 for Mr. Lopez (to reduce but not eliminate the differences between his salary and the median of the peer group), 3% for Ms. Bertsch and Mr. Baehren, and 4% for Messrs. Alvarez and Torno. Mr. Alvarez received an additional increase of 12% effective September 1, 2017 as recognition for assuming  responsibility for managing operations in North America, in addition to Latin America, and to reflect his individual performance and development. The Committee elected to not provide an increase to Mr. Jarrell as his base salary was already market competitive.

Short-Term Incentive

The annual incentive is designed to promote the achievement of short‑term financial results and motivate individual performance.

Measures

The Committee reviews and approves the performance measures for the STI each year. For 2017, the Committee made the following changes:

•

Modifying the STI program to support the second phase of the Company's transformation plan by eliminating key operating indicators (revenue from strategic customers, inventory days of sales (“IDS,”) total recordable injury rate (“TRIR”), pack to pull (“PTP”), and product loss and customer claims as a percentage of standard cost of production (“PLCC%”)) as performance measures, as their use in 2016 accomplished the Company’s goal of focusing management’s attention on these areas.

•

Returning to key financial measures, EBIT and FCF, as the only incentive measures for short term performance, allowing the Committee to increase the weight of EBIT from 40% to 80%, while maintaining 20% weight for FCF.

•

Adopting an umbrella plan funded at 1% of Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, excluding items that management considers not representative of ongoing operations, (“Adjusted EBITDA”), to provide the Committee with enhanced flexibility in determining the STI payout based on justified rationale, while preserving the tax deductibility of incentives paid to the Company’s NEOs, excluding CFO, under IRC 162(m). See Appendix A for a calculation of this measure.

The Committee has and will continue to review incentive support for evolving corporate strategies and to ensure incentive plan measures reflect the needs of the business as well as the drivers of share owner value.

For the 2017 STI, the Committee established an incentive pool under the Second Amended and Restated 2005 Incentive Award Plan (the “2005 Incentive Award Plan”) equal to 1% of Adjusted EBITDA, defined as consolidated earnings from continuing operations before net interest expense, provision for income taxes, depreciation and amortization, excluding charges for asbestos‑related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, and adjusted for changes in foreign currency exchange rates and to exclude the impact of acquisitions and divestitures that occur during the performance period.

The Committee considered the following subordinate measures that the Committee considers when exercising negative discretion to determine actual award amounts under the plan:

Measure	Weight	Definition
Financial Measures:
EBIT	80%

Consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding charges for asbestos‑related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, and adjusted for changes in foreign currency exchange rates and to exclude the impact of acquisitions and divestitures that occur during the performance period.

FCF	20%

Cash provided by continuing operating activities less additions to property, plant and equipment from continuing operations, adjusted for changes in foreign currency exchange rates and for certain restructuring related payments that were not included in the Company’s budget. Results were further adjusted to include proceeds from asset sales.

The Committee believes these measures improved the balance between accounting (EBIT) versus value-based metrics (FCF) and reward results within management’s control versus those outside their ability to influence. These metrics also aligned with the Company’s strategic objectives for 2017 and supported both short and long-term share owner value creation based on discussions with its investors.  In addition, by rewarding the senior leadership team, including Regional Presidents, based on enterprise performance, the senior leadership team is encouraged to leverage one region of the company to compensate for pressures in another region, for the good of the company.

While the Company is affected by broader macroeconomic trends, including currency and interest rate shifts, by measuring results on a constant currency basis, management is squarely focused on select key value drivers and delivering steady—and improving—performance on those metrics. The Company bases its incentive programs and sets core operating goals on metrics the executive team can influence and thus create increased long-term share owner value. This design drives motivation and retention despite cost headwinds and other external challenges that may be out of the executive team’s control.

Determining Performance Targets and Measure Weights

The Committee reviews and approves the financial targets and measure weightings set for subordinate metrics for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry, and other external economic factors for the Company overall. Performance is based on absolute performance.

When setting the targets for the subordinate measures, the Company considers an assessment of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates for the Company and its peers, and historic performance of the Company and its peers. The assessment, conducted by the Committee’s independent executive compensation consultant, found the Company’s goals for 2017 to be challenging, overall.

Each subordinate measure stands alone for payment, up to the established performance maximum.

2017 Performance Results

For 2017, the STI awards for Messrs. Lopez, Alvarez, Baehren and Torno and Ms. Bertsch were determined by the financial results of the enterprise. Mr. Jarrell was not entitled to a 2017 STI award. The performance targets, results, and payouts for the enterprise are as follows (dollars in millions):

Funding Formula: 1% Adjusted EBITDA: $13.4 million (See Appendix A for a calculation of this measure).

Subordinate Measures:

		Performance Range
							Payout	Weighted Payout
		Threshold	Target	Maximum	Adjusted		(as % of	(as % of
Weight	Measure	30%	100%	200%	Results		Target Award)	Target Award)
80%	EBIT	$740	$820	$850	$792	(1)	75.9%	60.8%
20%	FCF	$223	$250	$278	$272	(1)	177.1%	35.4%
					Total Payout:			96.2%

(1)See Appendix A for a calculation of this measure.

Individual Award Determination

At the end of the award period, the Committee considered the available award pool (based on the Adjusted EBITDA funding formula), the Company’s actual performance relative to the subordinate EBIT and FCF performance targets, and the individual performance of each NEO in determining individual payouts. Adjustments for individual performance are based on the achievement of personal objectives and are limited to +/‑20% of the payout generated by performance against the subordinate measures. However, the total amount of the pool (based on the Adjusted EBITDA funding formula) cannot be exceeded. For the 2017 STI awards, the Committee, with input from the Board of Directors, increased the award for Mr. Lopez by an additional 20% based on his strong performance during his second year as CEO, including his achievement of personal objectives, with consideration given to his total cash compensation compared to his peers. The Committee, with Mr. Lopez’s input, also increased the awards for Ms. Bertsch and Messrs. Alvarez and Torno by an additional 20% based on their contributions and achievement of personal objectives, with consideration given to the delivery of the strategic agenda and transformation of the Company.

Individual Target Opportunities and 2017 STI Payouts

Target awards for each NEO are expressed as a percentage of annual earnings based on market competitiveness and considering the Company’s overall median pay philosophy. Achievement of threshold financial performance against the subordinate performance measures would imply funding of 30% of the target opportunity, while maximum performance would yield a payout of 200% of the target.

Target bonuses are sufficient to produce median cash compensation (salary + annual incentives) if earned, with maximum bonuses capable of producing top quartile pay if maximum performance goals are achieved. If no bonus is paid, pay for the Company’s NEOs would rank in the market’s bottom quartile on a cash compensation basis.

For 2017, the individual target opportunities and payouts based on the 2017 performance were as follows:

					EBIT &		Individual
					FCF		Performance			Actual	Actual	Actual
Name	Target		Target		Results		Factor			Payout	Payout	Payout
	(% of
	annual										(% of annual	(% of
	earnings)										earnings)	target)
Andres A. Lopez (1)	150%		$1,387,500	X	96.2%	X	120%	=		$1,601,730	173.1%	115.4%
Jan A. Bertsch (1)	80%		$532,000	X	96.2%	X	120%	=		$614,141	92.3%	115.4%
Miguel Alvarez (1)	65%		$284,646	X	96.2%	X	120%	=		$328,595	75.0%	115.4%
James W. Baehren	65%		$299,813	X	96.2%	X	100%	=		$288,420	62.5%	96.2%
Vitaliano Torno (1)	65%	CHF	515,000	X	96.2%	X	120%	=	CHF	386,435	75.0%	115.4%
Paul A. Jarrell (2)	65%

(1)The payouts for Ms. Bertsch and Messrs. Lopez, Alvarez and Torno reflect an additional 20% payout based on their personal performance and contributions as described above.

(2)Mr. Jarrell was not eligible for an STI payout for 2017.

The total payout for the NEOs, excluding CFO, was below the funded pool based on EBITDA performance.

Payout History

The Company has a history of setting reasonably demanding goals. Over the past five years, STI payouts for the enterprise have ranged from 63% to 145% of target, based on the performance levels achieved, with an average payout of 105%. Furthermore, the pay and performance analyses of the actual cash compensation earned by the Company’s CEO and CFO versus that of their peers has been aligned with the Company’s annual financial performance.

Long‑Term Incentives

Long‑term incentive compensation is delivered solely in the form of equity. This component of the executive compensation package rewards each NEO’s contributions to the Company, provides motivation to achieve the Company goals, builds stock ownership to strengthen the alignment with share owners’ interests, drives share owner value over time and is an important retention tool.

Equity Grant Practices

The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each December, the Committee is asked to determine the overall pool (dollar value) of equity available for awards during the upcoming year’s grant cycle. In making a proposal to the Committee, the Company reviews the prior year grants, current competitive market data, annual share usage and total potential dilution data, as well as each executive officer’s overall compensation package in relation to the market.

Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with the executive compensation consultant to determine the grant value for the CEO using the same general criteria.

Although the Committee did not grant any options in 2017, should it determine to grant options in the future the option strike price would be determined on the date the awards are approved by the Committee and is set at the closing price of the Company’s stock on the date of approval/grant (or the last business day prior to the grant date if the grant date falls on a non business day).

The Committee has established a common grant date of March 7 of each year as the date of grant for annual equity awards. This date falls outside of the quarterly blackout periods prescribed under the Addendum to Insider Trading Policy applicable to all NEOs. In addition, a common grant date for annual grants minimizes the perception of market timing. The Committee retains the discretion to make equity grants off-cycle for situations such as promotions and market compensation.

LTI Mix

Beginning in 2017, the Committee eliminated stock options from the LTI program, which reduced share usage as well as dilution of share owners’ interests.  In turn, the Committee adopted a balanced approach to delivering LTI by awarding 50% of target value in the form of performance stock units and 50% in time-based restricted stock units.  (In 2016, the LTI vehicle mix was 50% performance share units, 25% restricted stock units, and 25% stock options.)  The increased role of RSUs will help build greater share ownership among the Company’s executives, increasing their alignment with share owners’ interests. Further, it will increase the Company’ ability to retain those executives, many of whom are new to their roles or the Company and all of whom are important to the success of its strategy.

To determine the number of performance stock units and restricted stock units to grant, 50% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and a stock price of $20.00, the number of performance stock units and restricted stock units granted would be calculated as follows:

$100,000 X 50% = $50,000 / $20.00 = 2,500

If the performance goals are met at the end of the performance period, performance stock units are paid out in an equivalent number of shares.

Restricted stock units vest 25% on each of the four anniversaries following the grant date.

Also as the value of the shares received from vested performance stock units and restricted stock units is tied to the Company’s stock price, which provides share owner alignment, the Committee believes the LTI mix provides a balanced incentive program that also limits compensation plan risk.

Performance stock units have a strong pay for performance orientation and are a large enough portion of overall potential compensation to have a meaningful impact on the NEO’s total realized compensation depending on Company performance and total share owner return. Restricted stock units are intended to foster long‑term retention of the Company’s NEOs, while still providing alignment of compensation with share owners. The use and overall weighting of performance stock units focus executives on fundamental long‑term financial goals in addition to stock price performance. This combination of long‑term incentive awards, along with the Company stock ownership and retention guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

Each year, the Committee determines an overall equity award, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential, time in the role, internal equity and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award for each NEO, and also considers the overall dilutive impact of shares granted to the entire employee population.

Based on the market data, individual and Company performance (including relative share owner return and other relevant metrics) and executive retention concerns, the Committee approved the NEOs receiving equity grants with the following fair market values that approximate market median values and can produce target total direct compensation (salary + target annual incentives + target LTI award value) that also approximates market median:

Target
Name	Award Value
Andres A. Lopez (1)	$4,660,500
Jan A. Bertsch	1,300,000
Miguel Alvarez (2)	425,000
James W. Baehren (3)	400,000
Vitaliano Torno (4)	400,000
Paul Jarrell (5)	450,000

(1)

The target award value for Mr. Lopez increased from $3,875,000 in 2016 to $4,660,500 in 2017, to more closely align the award value with the LTI market value for his role and to recognize his performance in the role.

(2)The target award value for Mr. Alvarez increased from $350,000 (plus a special equity award with a grant date fair value of $100,000 to recognize him for assuming increased responsibility for managing O-I Mexico, his exceptional performance, and his potential for long-term contributions to the Company) in 2016 to $425,000 in 2017, which was more closely aligned with the market value for Mr. Alvarez’ expanded role, including responsibility for managing O-I Mexico.

(3) Mr. Baehren’s award value was reduced from $600,000 in 2016 based on his new role and his transition out of the General Counsel role and was delivered solely in performance stock units, as any restricted stock units would be forfeited upon his upcoming retirement.

(4) The award value for Mr. Torno increased from $350,000 in 2016 to more closely align his award value with the market value and to recognize his performance in the role.

(5)Mr. Jarrell’s restricted stock units were forfeited upon his termination. He retained a prorated portion of the performance stock units.

The amount ultimately earned under this plan for restricted stock units will be a result of the performance of the Company’s stock. The amount earned for performance stock units will be a result of the performance of the Company’s stock as well as the Company’s performance against pre‑established three‑year financial goals.

Performance Stock Units

Performance stock units are meant to reward financial performance of the Company over a three‑year cycle. The performance stock units are entirely based on the financial performance of the Company as a whole (total or consolidated O‑I results), as this increases the focus on long‑term results that drive share owner value. Grants made in 2015 had a performance cycle of January 1, 2015—December 31, 2017; 2016 grants have a performance cycle of January 1, 2016—December 31, 2018; and 2017 grants have a performance cycle of January 1, 2017—December 31, 2019. For 2017 grants, the Committee changed its approach for measuring long-term results associated with the performance stock units. Prior to 2017, performance stock units were based on performance results in the last year of the performance period. Starting in 2017, awards are based on the Company’s performance for the full three-year period as measured by cumulative EPS and average ROIC. The Committee believes these changes will enhance the program’s ties to delivering sustained, long-term financial results.

Aside from certain exceptions, performance stock units do not vest until the end of the related performance period, subject to achievement of the pre‑established goals. The performance criteria for each three‑year performance cycle are approved by the Committee at the grant date.

The performance stock units granted in 2017 measure the Company’s performance over the three‑year period based on the measures shown in the following table. The Committee elected to eliminate Organic Revenue Growth (previously weighted 10%) as a metric for the 2017-19 performance stock units and build growth into the performance goals established for EBIT under the STI plan and EPS under the performance stock unit program.

Measure	Weight	Definition
Three-Year Average Return on Invested Capital (“ROIC”)	50%

EBIT (1), multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three year performance period, the Committee elected to hold constant Accumulated Other Comprehensive Income (“AOCI”, which includes effects of currency and pension asset/liability changes).

Cumulative Adjusted Net Earnings per Share (“EPS”) for the Three-Years	50%

Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations also excluding the impact of acquisitions and divestitures, the impact of changes in foreign currency exchange rates and non service pension costs.

(1)EBIT not adjusted for foreign exchange.

The performance stock units granted in 2015 and 2016 measure the Company’s performance over the three year period based on performance in the final year of the period for the measures shown in the following table.

Measure	Weight	Definition
Return on Invested Capital (“ROIC”) in Year 3 of the Period	45%

EBIT (1), multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three year performance period, the Committee elected to hold constant Accumulated Other Comprehensive Income (“AOCI”, which includes effects of currency and pension asset/liability changes).

Adjusted Net Earnings per Share (“EPS”) in Year 3 of the Period	45%

Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations also excluding the impact of acquisitions and divestitures, the impact of changes in foreign currency exchange rates and non service pension costs.

Organic Revenue Growth in Year 3 of the Period	10%	Consolidated net sales adjusted to exclude the impact of acquisitions and divestitures as well as the impact of changes in foreign currency exchange rates.

(1)EBIT not adjusted for foreign exchange.

The Committee excludes certain items from determining the Company’s performance relative to its performance stock unit metrics: changes in AOCI, non‑service pension costs, impact of acquisition/divestitures and changes in foreign currency exchange rates for organic revenue growth only. The exclusion of these items provides a more reasonable assessment of the Company’s performance and management’s success in meeting the Committee’s objectives.

For grants made in 2015 and 2016, the threshold, target and maximum values for the performance criteria were determined considering the Company’s true cost of capital and historical performance. For grants made in 2017, the threshold, target and maximum values for the performance criteria were determined considering the Company’s expected growth rates. When setting the targets, the Committee’s independent compensation advisor conducts a difficulty assessment from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates, historic performance, peer historic performance, and analyst estimates for peers.

No award is earned if performance against each of the measures is below the threshold performance level relative to the targets established by the Committee for the three‑year period. If performance for a given measure meets or exceeds the threshold level, NEOs can earn from 30% to 200% of target for the measure. Funding at threshold performance was increased from 0% to 30% for 2015 grants to bring it more in line with market practices. The Committee felt this change was warranted given the difficulty associated with the Company’s annual incentive goals and the level of performance (relative to plan) required to achieve minimum results. Funding at maximum results (200% of target) was maintained as it continues to reflect market norms.

The Committee reviews audited financial results prior to determining the amount of any award earned under this plan, and there is no discretion applied to individual payout amounts.

Performance Stock Unit 2015‑17 cycle results

For the 2015‑2017 performance cycle, ROIC performance was just below the maximum payout level, Organic Revenue Growth performance was above the threshold payout level, but below target level, and EPS performance was below the minimum payout threshold. The total LTI payout was 93.3%.

								Weighted
								Payout
							Payout	(as % of
							(as % of Target	Target
	Weight	Threshold	Target	Maximum	Actual		Award)	Award)
ROIC	45%	9.40%	12.50%	13.00%	12.98%	(1)	195.6%	88.0%
EPS	45%	$2.64	$2.67	$2.72	$2.43	(1)	—%	—%
Organic Revenue Growth	10%	$6,784	$6,886	$6,938	$6,817	(1)	52.7%	5.3%

Total Payout (as % of Target Award)								93.3%

(1)See Appendix A for a calculation of these measures.

Performance Stock Unit Payout History

Since the Company’s Performance Stock Units are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and incent improvement over prior years. For EPS and Revenue measures, threshold performance is set at or above prior period’s actual performance level, so no payout is generated if performance declines. For ROIC, threshold performance is set at prior period’s weighted average cost of capital (WACC), so no payout is generated unless the Company is creating value for share owners. Over the past five years, Performance Stock Unit payouts have ranged from 28% to 100% of target, based on the performance levels achieved. The payout average over the past five years was 61%, illustrating the difficulty associated with goals the Company historically has established for the program.

Double Trigger Change in Control Vesting for Equity Awards

The Company requires a “double‑trigger,” or both a change in control and an involuntary termination in order for equity awards to vest under the Company’s broad‑based equity plan for equity awards made in 2015 and going forward.

Stock Ownership and Share Retention Guidelines

The Company has stock ownership and retention guidelines for all of the NEOs, with the objective of better aligning executives’ interests with those of share owners.

The guidelines are as follows:

•	CEO—5 times base salary
•	Senior Business / Function Leaders—2.5 times base salary
•	Other Key Leaders (as designated by CEO)—1.5 times base salary

The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, performance stock units (at target) and 401(k) holdings all count as shares owned. In addition, the Committee has share retention guidelines. These guidelines state that until the stock ownership guidelines are met, NEOs are required to retain 75% of the “net profit shares” acquired from option exercises, or vested restricted stock units or performance stock units. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays in promotions and / or future compensation increases.

Ownership achievement against guidelines is measured at June 30 each calendar year, based on a 200‑day moving average of the stock price. For the 2017 review, all of the NEOs significantly exceeded their ownership guidelines, or were well on the way to fulfilling their obligations within the five year timeframe, as shown below:

	Expected Ownership Level (as a multiple of salary)	Actual Ownership Level June 30, 2017 (as a multiple of salary)
Andres A. Lopez	5.0 × salary	10.9 × salary
Jan A. Bertsch	2.5 × salary	9.5 × salary
Miguel Alvarez	2.5 × salary	2.7 × salary
James W. Baehren	2.5 × salary	5.8 × salary
Vitaliano Torno (1)	2.5 × salary	2.3 × salary
Paul A. Jarrell	2.5 × salary	4.9 × salary

(1)Mr. Torno was designated a Senior Business / Function Leader effective January 1, 2016 and has until January 1, 2021 to achieve an ownership level of 2.5 times base salary.

Anti‑Hedging and Pledging Policies

The Company’s Addendum to Insider Trading Policy prohibits the Company’s directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly‑traded options, puts, calls, or other derivative instruments related to Company stock or debt or from pledging the Company’s securities without first obtaining approval from the Company’s General Counsel (with notification to the Committee).

Compensation Recovery (Clawback) Policy

The Company’s Compensation Recovery Policy allows the Company to recoup cash and equity incentive compensation that was granted, received, vested or accrued during the prior three‑year period and based on inaccurate financial performance resulting in a restatement of results, regardless of fault. This policy applies to any current or former officer of the Company or any of its subsidiaries who reports or reported to the CEO.

Risk Assessment

The Committee conducts an annual assessment of the Company’s executive compensation practices and the relationship between its executive compensation program design and organizational risk. Relative to last year, the Company made a few changes to its executive pay program for 2017, which included: (i) adopting a formula to fund bonuses for the Company’s NEOs in order to increase the Committee’s flexibility to pay bonuses to those executives while maintaining the tax deductibility of such awards under IRC 162(m); (ii) eliminating five operating measures (revenue from strategic customers, IDS, TRIR, PTP and PLCC%) from the STI metrics as management believed these key indicators of the first phase of the company’s transformation have become well engrained into the Company’s operating practices; (iii) eliminating stock options as part of the Company’s LTI program; (iv) increasing the weight of restricted stock units to 50% of target LTI value to strike a balance between performance and service-based awards and (v) basing performance stock units on ROIC and EPS results over the full three-year performance period. Other aspects of O-I’s program (e.g., performance ranges, incentive payout ranges, and LTI performance metrics) remained the same. As a result, the Committee did not believe these changes would encourage excessive risk taking amongst its executives.

This risk assessment concluded that the Company employed no executive compensation practices in relation to organizational risk that would cause significant share owner concern. In light of this study, the Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives, the results of which were reviewed and discussed with the Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company.

In reaching this conclusion, the Company took into account several items that mitigate the Company’s level of risk exposure, such as:

•	The Company’s business model and related incentive plans are generally consistent across all of its regions; none contributes more than half of the Company’s revenues or operating profits;
•	The Company’s pay mix is generally consistent with peer practices;
•	There is a direct cap on payouts (i.e. 200% of target for the STI and for performance stock units) and the Committee has the ability to adjust performance goals and bonus payouts to help limit risk;
•	The Company’s incentive plans incorporate multiple performance measures that balance growth, profitability, cash generation, and capital efficiency;
•	Target setting considers internal budgeting and external market factors;
•	Multiple LTI equity vehicles, stock ownership guidelines and share retention requirements align the interests of NEOs and share owners;
•

The compensation recovery (clawback) policy that allows the Company to recoup cash and equity incentive compensation that was earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault;

•	The Company has double trigger change in control vesting for equity awards, beginning with awards made in 2015;
•	An anti‑hedging policy, as well as a pre‑clearance policy regarding equity transactions (including pledging), help prevent material adverse risk; and
•	The Committee regularly reviews executive stock ownership, plane usage and other governance policies that promote share owner interests.

Regulatory Considerations

The Company’s incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for the Company.

Employment Agreements and Executive Severance Policy

All NEOs are eligible for severance under the Company’s Executive Severance Policy (“the Policy”) in the event that the executive is terminated without cause at any time, or if during the twenty‑four month period following a change in control (as determined under the 2005 Incentive Award Plan) he or she terminates for “good reason” (as defined in the Policy).

Upon a qualifying termination under the Policy, an eligible executive will receive a lump sum severance benefit equal to two times his or her base salary and target bonus, plus continued health benefits at the active employee cost for twenty‑four months. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. Executives will also be entitled to standard outplacement benefits offered by the Company from time to time.

If the severance benefits, along with any other payments occurring in connection with a change in control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits (with the executive responsible for paying any tax obligations), whichever results in the better after‑tax position to the executive.

In exchange for being eligible for the severance benefits under the Policy, an executive must enter into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy. If the executive is a party to an agreement providing severance benefits, he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Health and Welfare and Retirement Benefits

The Company maintains a comprehensive health and welfare benefits plan for all its U.S.‑based employees. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.‑based salaried employees of the Company.

The Company also maintains supplemental universal life insurance benefits for its designated executives prior to 2006, including Messrs. Lopez, Baehren and Torno. Six months and one day after retirement, the paid‑up policy is distributed to the NEO. The retiring NEO also receives a tax reimbursement for the value of the policy, based on the terms established prior to 2006. In 2006, the Company closed this plan to new entrants. As such, Ms. Bertsch and Mr. Alvarez are covered by a term life policy. The term life policy may be converted, at the participant’s expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance company.

The Owens‑Illinois Salary Retirement Plan (a defined benefit pension plan) was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid for active participants. Benefits accrued at December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post‑December 31, 2004, however, are eligible to be paid only on an annuity basis. The Owens‑Illinois Salary Retirement Plan and International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date. Also effective December 31, 2015, the lump sum payment option will now apply to the total accrued benefit for active and deferred vested participants who commence their benefit January 1, 2016 or later.

As a U.S. tax qualified plan, benefits under the Owens‑Illinois Salary Retirement Plan are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded

Supplemental Retirement Benefit Plan (“SRBP”). This plan allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. In this way, it enables participants to earn the same retirement benefits (as a percentage of income) as other associates who earn compensation below the IRS limits. As a non‑qualified plan, all payments are made in a lump sum out of the general assets of the Company. Mr. Baehren’s benefit is funded by a secular trust life insurance policy designed to provide a cash accumulation equal, on an after‑tax basis, to 70% of the SRBP benefit at the later of three policy years or attainment of age 62.

Mr. Lopez is a participant in the International Plan, as he was employed abroad during a portion of his career with O-I. The International Plan benefit provides him with a retirement benefit equal to the O-I SRBP.

Mr. Torno is eligible for benefits under the Swiss Pension Plan.  This pension plan is part of a collective foundation fully insured which provides occupational pension benefits.  The benefits are provided under a cash balance structure, meaning each participant has an account balance which will increase with annual savings credits and a guaranteed interest credit each year.  At hire, the participant will transfer their vested benefits from the previous employers into the account and may buy-back additional benefits during a certain year (subject to some limits).  The savings credits are increasing with age as a percentage of insured salary.  The pension plan also provides protection against disability, death and longevity risks.

The Stock Purchase and Savings Program (“SPASP”) is a defined contribution plan provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match of 50% of an eligible participant’s contribution up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) is made in Common Stock. The match is immediately vested, and participants can move the match out of Common Stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. The Company also makes a contribution of 3% of base salary to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to the IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan (“EDSP”). This plan allows for deferrals on a pre‑tax basis. The investment funds available are the same as those in the SPASP, with the exception of grandfathered deferrals into the cash account (for Mr. Baehren).

Other Benefits

The Company provides limited perquisites to the NEOs that the Committee has determined to be competitive with the practices of the comparator group companies. These perquisites include an annual executive physical and reimbursement for financial planning and tax preparation services up to $15,000 per year. Mr. Lopez is also eligible for restricted personal use of the Company aircraft. Mr. Baehren received an automobile allowance under a grandfathered arrangement and Mr. Torno receives a leased vehicle as part of his Swiss compensation package. Messrs. Lopez and Alvarez received relocation benefits (including certain tax gross-ups) in accordance with the Company’s standard relocation policy in connection with their moves from Florida to Ohio. In addition, Mr. Alvarez also received benefits under the Company’s permanent transfer policy in connection with his move to the United States from Brazil.

The following tables show the benefits and perquisites available to each NEO in 2017:

Company Benefits & Perquisites	Value Provided by the
U.S. Executives	Company	Lopez	Bertsch	Alvarez	Baehren	Jarrell
Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X	X
Retiree Medical		X
Supplemental Universal Life (hired prior to 2006)	3x Base Salary	X			X
Supplemental Term Life (hired after 2006)	3x Base Salary		X	X		X
Retirement—Qualified
Salary Retirement Plan (DB1)[3]	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X			X
Stock Purchase & Savings Program (DC2)	3% Base Salary[6]	X	X	X	X	X
Stock Purchase & Savings Program (DC2)	50% up to first 10% Base Salary + annual incentive[8]	X	X	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X			X
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 100% Base Salary with Interest[7]	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	3% Base Salary[6]	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	50% up to first 10% Base Salary + annual incentive[8]	X	X	X	X	X
Perquisites
Car Allowance	$2,000 per month				X
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X	X	X	X
Physical Examination	Up to $3,500 per year	X	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year[9]	X

Company Benefits & Perquisites	Value Provided by the
Swiss Executives	Company	Torno
Health & Welfare
Supplemental Universal Life (hired prior to 2006)	$200,000 death benefit	X
Retirement
Swiss Pension Plan (DB1)[10]		X
Perquisites
Leased Automobile		X
Financial Planning & Tax Preparation	Up to $15,000 per year	X
Physical Examination	Up to $3,500 per year	X

(1)DB = Defined Benefit (e.g., pension plan); Mr. Baehren has a secular trust arrangement for his Non‑qualified Supplemental Retirement Benefit Plan (DB).

(2)DC = Defined Contribution (e.g., 401(k) plan)

(3)Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants continued to accrue benefits through December 31, 2015. Mr. Lopez’s Salary Retirement Plan benefit is based on his service from July 1, 2004 through July 1, 2009, which represents the time period that he was employed in the U.S. and covered under the qualified plan. Service for Mr. Lopez’s International Pension Plan benefit is from January 30, 1986 through December 31, 2015, which represents his original hire date with the Company, and provides him with a retirement benefit equal to the O-I SRBP, and includes US and non-US pay and service. The value of this benefit is shown as his SRBP.

(4)Pay = average annual earnings for high three years of salary plus annual incentive (if applicable)

(5)Pay = average annual earnings above the Social Security wage rate at retirement

(6)The Company contributes 3% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 3% of the participant’s base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non‑qualified Executive Deferred Savings Plan.

(7)For deferrals prior to January 1, 2009, interest is compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody’s A‑rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company’s qualified 401(k) plan based on individual investment elections.

(8)The Company matches 50% of the participant’s contribution to the Stock Purchase & Savings Program up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant’s contribution up to the first 10% of base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non‑qualified Executive Deferred Savings Plan.

(9)Pursuant to Board policy, for security reasons and to support efficient travel and maximize productivity, the Company’s CEO generally uses the Company aircraft for both business and personal travel.  Personal use of the aircraft is limited to 50 hours per year.

(10)Cash balance occupational benefits plan as required per Swiss pension laws.

Due to existing contractual arrangements, gross‑ups on payments made for executive life insurance and secular trust benefits have been continued only for those participants already covered by such benefits. Mr. Baehren is eligible for tax gross‑up on the annual economic value of an executive life insurance benefit and on payments made into his secular trust arrangement. Mr. Lopez is eligible for tax gross‑up on the annual economic value of an executive life insurance benefit. These benefits are not available to new entrants. The Committee had previously reviewed the existing arrangements and determined that it was not in the share owners’ best interest to incur the costs to eliminate these contractually based benefits for those who were eligible.

The Company previously eliminated all tax gross‑ups on taxable perquisites, including the personal use of Company aircraft and financial planning services.

Roles and Responsibilities

There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board’s responsibilities relating to compensation of the Company’s executive officers. When appropriate, the Committee holds executive sessions without management present (including the CEO). See description of the Committee above under the heading “Board and Committee Membership.”

Executive Compensation Consultant

To assist the Committee in carrying out its duties and responsibilities, the Committee engages the services of an executive compensation consultant. The consultant provides the Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the Committee on the overall design and implementation of the Company’s executive compensation programs, and provides various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the Committee on regulatory and other technical developments that may affect the Company’s executive compensation programs.

For 2017, the Committee continued to engage Pay Governance as its executive compensation consultant. The Company does not engage Pay Governance or any of its affiliates with respect to any other consulting services.

During 2017 specifically, the compensation consultant supported the Committee by: (i) reviewing the comparator group used by the Committee for benchmarking; (ii) providing competitive market data on compensation for executives covered by the Committee’s charter; (iii) analyzing the historical alignment of the Company’s pay and performance versus the comparator group; (iv) providing advice with respect to executive compensation matters, including annual and long‑term incentive plan design, difficulty of the Company’s incentive plan goals, share utilization, pay mix as well as the impact of mergers, acquisitions, divestitures and other extraordinary items on the Company’s incentive goal achievement; (v) assisting the Company and Committee in considering and designing changes to the pay program; (vi) conducting a risk assessment of the Company’s compensation practices, as discussed previously; (vii) assisting the Company in its proxy disclosure, its Say‑on‑Pay proposal, development of its new equity plan for share owner approval and outreach to proxy advisors; (viii) advising the Committee about regulatory and legislative updates as well as market trends; (ix) assessing the competitiveness of the Company’s pay program for directors and proposing appropriate changes and (x) participating in the Committees meetings during the year.

In its capacity as the executive compensation consultant to the Committee, the consultant reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee’s direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations and prior to presentation for final approval.

The Committee also reviewed the nature of and extent of the relationship between the Committee, the Company and its compensation consultant and the individuals at the consulting firm providing advice to the Committee and the Company with respect to any potential conflicts of interest. The Committee considered the following six factors in its evaluation:

•	provision of other services by the consulting firm;
•	amount of fees paid by the Company to the consulting firm, and those fees as a percentage of total revenue paid to all affiliates;
•	the policies and procedures that each consultant has in place to prevent conflicts of interest;
•	any business or personal relationships of the consultant with any members of the Committee;
•	any Company stock held by any of the individual consultants responsible for providing compensation advice to the Committee; and
•	any business or personal relationships between Company executives and the compensation consulting firm.

Based on that review, the Committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance’s ability to provide the Committee candid, direct and objective advice that is independent of management, and that the advice received by the Committee is not influenced by any other economic relationship that either firm, or any of the individuals at either firm responsible for providing compensation advice to the Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

•	is engaged by and reports directly to the Committee and its Chair;
•	can be terminated only by the Committee or its Chair;
•	meets as needed with the Committee in executive sessions that are not attended by any of the Company’s officers;
•	has direct access to all members of the Committee during and between meetings;
•

does not permit the individuals responsible for providing compensation advice to the Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and

•	cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Chief Executive Officer

The Company’s CEO attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long‑term incentives and promotions.

The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his compensation.

Senior Vice President, Chief Human Resource Officer

The Senior Vice President and Chief Human Resource Officer (“SVP CHRO”) is responsible for coordinating Committee activities including: proposing meeting agendas based on the Committee’s planning calendar and decision‑making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the Committee’s executive compensation consultant; and preparing appropriate materials for review by the Committee. The SVP CHRO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

In this role, the SVP CHRO normally consults with the Chief Executive Officer, Chief Financial Officer, and General Counsel and Corporate Secretary. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

Other Executive Officers

The Company’s Chief Financial Officer prepares and provides all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the Committee’s request, the Chief Financial Officer provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays a role in development of the goals presented for approval in incentive compensation plan design.

The General Counsel participates in Committee meetings and is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation. When appropriate, the Committee engages the services of outside legal counsel for providing advice where regular internal Company counsel may have conflicts.

The Corporate Secretary also participates in Committee meetings, taking appropriate minutes to preserve a record of discussion and actions.

COMPENSATION AND TALENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S‑K with management. Based on such review and discussions, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10‑K for the year ended December 31, 2017.

Hari N. Nair, Chair

Gary F. Colter

Peter S. Hellman

Hugh H. Roberts

Dennis K. Williams

2017 SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and Non-
						Non-Equity	Qualified
					Option	Incentive Plan	Deferred Comp	All Other
				Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Andres A. Lopez	2017	$925,000	$—	$4,660,651	$—	$1,601,730	$486,039	$420,544	$8,093,964
Chief Executive Officer ("CEO")	2016	850,000	—	2,906,260	968,749	1,767,150	255,613	190,734	6,938,506
	2015	591,667	—	1,598,358	499,998	327,255	399,164	315,211	3,731,653
Jan A. Bertsch	2017	$665,000	$—	$1,300,006	$—	$614,141	$—	$96,933	$2,676,080
Senior Vice President and	2016	650,000	—	974,999	325,000	720,720	—	64,216	2,734,935
Chief Financial Officer ("CFO")	2015	69,167	—	3,475,002	324,999	34,915	—	83,176	3,987,259
Miguel I. Alvarez	2017	$437,917	$—	$425,006	$—	$328,595	$—	$406,088	$1,597,606
President, O-I North America and O-I Latin America	2016	380,467	—	337,498	112,499	342,762	—	297,702	1,470,928
James W. Baehren	2017	$461,250	$500,000	$400,000	$—	$288,420	$73,602	$93,896	$1,817,168
Senior Vice President of Corporate	2016	450,000	—	450,010	149,998	368,550	—	98,069	1,516,627
Development and Special Advisor to the CEO	2015	446,750	—	543,565	150,002	183,235	280,177	70,399	1,674,128
Vitaliano Torno (6)	2017	$524,018	$—	$402,005	$—	$393,202	$367,167	$91,674	$1,778,066
President, O-I Europe	2016	507,305	—	258,439	86,149	457,031	250,635	37,699	1,597,258
Paul A. Jarrell	2017	$243,250	$—	$449,993	$—	$—	$—	$1,443,532	$2,136,775
SVP Chief Administrative Officer	2016	417,000	—	337,496	112,498	273,218	—	61,822	1,202,034
	2015	417,000	—	426,254	112,502	171,033	—	44,926	1,171,715

(1)Amounts in this column reflect the grant date fair market value of restricted stock units and performance stock units granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 14 to the Consolidated Financial Statements for 2017 contained in the Annual Report Form 10-K filed with the SEC on February 14, 2018.

In the event the performance stock units pay out at maximum value, the total grant date values for grants of restricted stock units and performance stock units are:

For Mr. Lopez for 2017, $6,910,655; 2016, $4,843,767; 2015, $2,598,357.

For Ms. Bertsch for 2017, $1,950,009; 2016, $1,624,994; 2015, $4,125,006.

For Mr. Alvarez for 2017, $637,510, 2016, $562,497.

For Mr. Baehren for 2017, $800,001; 2016, $750,017; 2015, $843,560.

For Mr. Torno for 2017, $603,007; 2016, $430,731.

For Mr. Jarrell for 2017, $674,990; 2016, $562,494; 2015, $651,257.  Mr. Jarrell forfeited all the restricted stock units and a portion of the performance stock units upon his termination.

(2)Amounts in this column reflect the grant date fair market value of options granted in the year indicated as computed in accordance with FASB ASC 718. The Company did not grant stock options in 2017.

(3)Amounts in this column reflect STI awards made pursuant to the 2005 Incentive Award Plan for the year indicated.  Mr. Jarrell was not eligible for an STI award for 2017.

(4)Amounts in this column reflect the increase in the present value of the accumulated benefits under the following: Mr. Lopez—the Salary Retirement Plan, the Supplemental Retirement Benefit Plan, and the International Pension Plan; Mr. Baehren—the Salary Retirement Plan and the Supplemental Retirement Benefit Plan; Mr. Torno – the Swiss Pension Plan.

The Company closed participation to the Salary Retirement Plan and the Supplemental Retirement Benefit Plan effective December 31, 2004. As a result, Ms. Bertsch and Messrs. Alvarez and Jarrell do not participate in these plans.

The Salary Retirement Plan and the International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date.

The Company’s NEOs did not accrue any preferential or above market earnings on their non-qualified deferred compensation.

(5)All other compensation for 2017 is summarized below:

			Company	Company
			Contributions	Contributions to		Payments in
	Executive		to Qualified	Non- Qualified		Regard to
	Life		Stock	Executive		Termination
	Insurance	Personal Use	Purchase &	Deferred	International	of	Other
	Premium	of Company	Savings	Savings	Assignment /	Employment	Miscellaneous	Tax
	(a)	Aircraft (b)	Program (c)	Program (d)	Relocation (e)	(f)	Income (g)	Payments (h)	Total
Andres A. Lopez	$9,404	$203,240	$20,100	$142,258	$27,110	$—	$4,412	$14,020	$420,544
Jan A. Bertsch	4,225	383	20,100	65,860	—	—	6,365	—	$96,933
Miguel I. Alvarez	2,670	—	20,100	30,514	172,364	—	—	180,440	$406,088
James W. Baehren	16,686	—	20,100	16,800	—	—	24,000	16,310	$93,896
Vitaliano Torno	4,458	—	—	—	—	—	87,216	—	$91,674
Paul A. Jarrell	2,715	—	19,298	13,823	—	1,392,139	15,557	—	$1,443,532

(a)For Messrs. Lopez and Baehren these amounts are attributable to premiums paid during 2017 by the Company in connection with life insurance policies issued pursuant to the Owens Illinois Executive Life Insurance Plan and participation agreements entered into with the Company.  For Mr. Torno this amount represents actual premium payments for executive life insurance policy with death benefits of $200,000.  For the other NEOs, the amounts represent the actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the NEO plus $60,000 for accidental death and dismemberment coverage.

(b)The amount shown in this column represents the variable costs for personal use of Company aircraft by the NEOs. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip related maintenance, crew travel expenses, trip related fees and storage costs, on board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

(c)The amount shown in this column for Ms. Bertsch and Messrs. Lopez, Alvarez and Baehren represents the Company match of $12,000 plus the 3% Company base salary contribution of $8,100 to the qualified Stock Purchase & Savings Program.

The amount shown in this column for Mr. Jarrell represents the Company match of $12,000 plus the 3% Company base salary contribution of $7,298 to the qualified Stock Purchase & Savings Program.

As Mr. Torno is based in Switzerland, he is not a participant in these plans.

(d)The amount shown in this column for Mr. Lopez represents the Company match of $122,608 plus the 3% Company base salary contribution of $19,650 to the nonqualified Executive Deferred Savings Plan.

The amount shown in this column for Ms. Bertsch represents the Company match of $54,010 plus the 3% Company base salary contribution of $11,850 to the nonqualified Executive Deferred Savings Plan.

The amount shown in this column for Mr. Alvarez represents the Company match of $25,476 plus the 3% Company base salary contribution of $5,038 to the nonqualified Executive Deferred Savings Plan.

The amount shown in this column for Mr. Baehren represents the Company match of $11,063 plus the 3% Company base salary contribution of $5,738 to the nonqualified Executive Deferred Savings Plan.

The amount shown in this column for Mr. Jarrell represents the Company match of $13,823 to the nonqualified Executive Deferred Savings Plan.

As Mr. Torno is based in Switzerland, he is not a participant in these plans.

(e)The amount shown in this column for Mr. Lopez represents amounts related to his relocation to Ohio (from Florida) and includes $4,847 for new home purchase costs, $8,414 for household goods insurance, $4,692 for permanent storage and $9,157 for surface shipment.

The amount shown in this column for Mr. Alvarez represents amounts related to his relocation to Ohio (from Florida) upon assuming responsibility for O-I North America, in addition to O-I Latin America, and includes $124,000 for transition payment, $7,362 temporary living expenses, $5,500 miscellaneous expense allowance, $610 for new home purchase inspections, $5,102 for miscellaneous home sale expenses, $1,676 for auto shipment, $24,659 for household goods shipment, $1,050 for transportation for final move and $2,405 for new home purchase closing costs.

(f)The amount shown in this column for Mr. Jarrell represents $1,376,100 for severance and $16,039 for the payout of unused vacation time upon his termination of employment.

(g)The amount shown in this column for Mr. Lopez represents $1,500 for reimbursement of professional advice related to tax, estate planning and financial planning; $2,450 for the cost of an annual executive physical; and $462 for the personal use of a car service.

The amount shown in this column for Ms. Bertsch represents $6,365 for reimbursement of professional advice related to tax, estate planning and financial planning.

The amount shown in this column for Mr. Baehren represents an automobile allowance of $24,000.

The amount shown in this column for Mr. Torno represents $29,311 for lease cost of automobile, $3,169 for reimbursement of professional advice related to tax, estate planning and financial planning, and $54,736 for vacation accrual payout.

The amount shown in this column for Mr. Jarrell represents $15,000 for reimbursement of professional advice related to tax, estate planning and financial planning and $557 for the personal use of a car service.

(h)With respect to Messrs. Lopez and Baehren, the amounts shown in this column include $9,372 and $16,310 respectively, for tax gross ups on life insurance benefits.  These amounts are attributable to premiums paid during 2017 by the Company in connection with life insurance policies issued pursuant to the Owens Illinois Executive Life Insurance Plan and participation agreements entered into with the Company.

For Mr. Lopez, the amount also includes $4,648 for gross up on new home purchase relocation benefit.

For Mr. Alvarez, the amount includes $118,899 for gross up on the transition payment, $7,500 for gross up on relocation expenses, $35,308 for tax equalization, and $18,733 for gross up on tax assistance.

(6)For Mr. Torno, amounts paid in Swiss Francs were translated to U.S. Dollars at the average of the exchange rates as published by Bloomberg on the last business day of each month during 2017.

GRANTS OF PLAN-BASED AWARDS IN 2017

									All Other
								All Other	Option
								Stock	Awards:	Exercise or	Grant Date
								Awards:	Number of	Base Price	Value of
								Number of	Securities	of Option	Stock and
								Shares or	Underlying	Awards	Option
		Estimated Future Payouts Under Non			Estimated Future Payouts Under Equity			Units	Options	($ Per	Awards
		Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			(#)(3)	(#)(4)	Share)(4)	($)(5)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)
Andres A. Lopez	3/7/2017	$416,250	$1,387,500	$2,775,000	34,687	115,622	231,244	123,877	—	$—	$4,660,651
Jan A. Bertsch	3/7/2017	$159,600	532,000	1,064,000	10,021	33,402	66,804	33,402	—	—	1,300,006
Miguel I. Alvarez	3/7/2017	$85,394	284,646	569,292	3,276	10,920	21,840	10,920	—	—	425,006
James W. Baehren	3/7/2017	$89,944	299,813	599,625	6,167	20,555	41,110	—	—	—	400,000
Vitaliano Torno	3/7/2017	$102,184	340,612	681,224	3,099	10,329	20,658	10,329	—	—	402,005
Paul A. Jarrell	3/7/2017	$—	—	—	3,469	11,562	23,124	11,562	—	—	449,993

(1)These columns show the amounts representing the annual incentive opportunity available under the STI. See “Compensation Discussion and Analysis—Annual Incentive” for further discussion. Amounts indicated are based on a percentage of the base salary earned in 2017.  Actual payouts vary based on final performance results and range from 30% to 200% of target.  Mr. Jarrell was not eligible for an STI award for 2017.

(2)These columns show the performance stock units granted in 2017 to each of the NEOs under the 2005 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 30% to 200% of target. Earned performance stock units will be paid in shares of Common Stock in March 2020.  Mr. Jarrell forfeited 9,910 of the performance stock units granted in 2017 upon his termination.

(3)These columns show the restricted stock units granted in 2017 to each of the NEOs under the 2005 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. In addition to his annual LTI grant with a grant date value of $4,500,000 (split equally between restricted stock units and performance stock units), Mr. Lopez received a grant of restricted stock units with a grant date fair value of $160,650, to recognize him for his performance in his role, his shortfall in target direct compensation (in particular, LTI) versus peers, and the Committee’s desire to reduce that shortfall in the near-term. Mr. Jarrell forfeited all the restricted stock units granted in 2017 upon his termination.

(4)The Company did not grant stock options in 2017.

(5)The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 14 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2018. There can be no assurances that the amounts shown in the table will be realized by the NEO.

In the event the performance stock units pay out at maximum value, the total grant date value of stock and option awards are:

For Mr. Lopez: $6,910,655.

For Ms. Bertsch: $1,950,009.

For Mr. Alvarez: $637,510.

For Mr. Baehren: $800,001.

For Mr. Torno: $603,007.

For Mr. Jarrell: $674,990.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2017

		Option Awards					Stock Awards
										Equity		Equity Incentive
										Incentive Plan		Plan Awards:
		Number of		Number of						Awards:		Market or Payout
		Securities		Securities			Number of		Market Value	Number of		Value of
		Underlying		Underlying			Shares or		of Shares or	Unearned		Unearned Shares,
		Unexercised		Unexercised			Units of		Unit that	Shares, Units		Units or Other
		Options:		Options:	Option	Option	Stock that		Have Not	or Other Rights		Rights that Have
		Exercisable		Unexercisable	Exercise	Expiration	Have Not		Vested ($)	that Have Not		Not Vested ($)
Name		(#)		(#)	Price ($)	Date	Vested (#)		(31)	Vested (#)		(31)
Andres A. Lopez	2017						123,877	(12)	$2,746,353	115,622	(25)	$2,563,340
	2016	48,632	(2)	145,896	15.05	3/7/2023	48,276	(14)	1,070,279	128,738	(27)	2,854,121
	2015	31,486	(5)	31,486	23.99	3/7/2022	10,420	(18)	231,011	41,684	(30)	924,134
	2014	5,476	(6)	1,825	25.73	11/3/2021	607	(19)	13,457
	2014	7,033	(7)	2,344	33.62	3/7/2021	929	(20)	20,596
	2013	10,097	(8)	—	26.07	3/7/2020
	2012	8,162	(9)	—	22.69	3/7/2019
	2011	10,160	(11)	—	29.89	3/7/2018
	2004						1,000	(21)	22,170
	1999						3,000	(24)	66,510
Jan A. Bertsch	2017						33,402	(12)	740,522	33,402	(25)	740,522
	2016	16,316	(2)	48,945	15.05	3/7/2023	16,196	(14)	359,065	43,189	(27)	957,500
	2015	26,684	(3)	26,682	19.19	11/23/2022	8,468	(15)	187,736	33,872	(28)	750,942
	2015						130,276	(16)	2,888,219
Miguel I. Alvarez	2017						10,920	(12)	242,096	10,920	(25)	242,096
	2016	1,105	(1)	3,312	17.78	9/7/2023	1,054	(13)	23,367	2,812	(26)	62,342
	2016	4,393	(2)	13,177	15.05	3/7/2023	4,360	(14)	96,661	11,628	(27)	257,793
	2015	3,936	(5)	3,936	23.99	3/7/2022	1,302	(18)	28,865	5,211	(30)	115,528
	2014	1,266	(7)	422	33.62	3/7/2021	167	(20)	3,702
	2013	1,817	(8)	—	26.07	3/7/2020
	2012	1,632	(9)	—	22.69	3/7/2019
	2011	2,032	(11)	—	29.89	3/7/2018
James W. Baehren	2017									20,555	(25)	455,704
	2016	7,530	(2)	22,590	15.05	3/7/2023	7,475	(14)	165,721	19,934	(27)	441,937
	2015	9,446	(5)	9,446	23.99	3/7/2022	3,126	(18)	69,303	12,505	(30)	277,236
	2014	8,440	(7)	2,813	33.62	3/7/2021	1,115	(20)	24,720
	2013	12,116	(8)	—	26.07	3/7/2020
	2012	13,993	(9)	—	22.69	3/7/2019
	2011	13,208	(11)	—	29.89	3/7/2018
	2004						15,000	(21)	332,550
	2003						12,000	(22)	266,040
	2002						10,000	(23)	221,700
	1999						3,000	(24)	66,510
Vitaliano Torno	2017						10,329	(12)	228,994	10,329	(25)	228,994
	2016	4,325	(2)	12,974	15.05	3/7/2023	4,293	(14)	95,176	11,448	(27)	253,802
	2015	1,536	(4)	1,535	24.92	5/4/2022	501	(17)	11,107	2,006	(29)	44,473
	2015	2,362	(5)	2,361	23.99	3/7/2022	781	(18)	17,315	3,126	(30)	69,303
	2014	1,548	(7)	515	33.62	3/7/2021	204	(20)	4,523
	2013	2,201	(8)	—	26.07	3/7/2020
	2012	2,332	(9)	—	22.69	3/7/2019
	2011	2,903	(11)	—	29.89	3/7/2018
	2004						2,000	(21)	44,340
	2003						1,000	(22)	22,170
	2002						1,000	(23)	22,170
	1999						3,000	(24)	66,510
Paul A. Jarrell (32)	2017						—		—	1,652	(25)	36,625
	2016			—			—		—	7,439	(27)	164,923
	2015	7,085	(5)	—	23.99	8/1/2018	—		—	7,995	(30)	177,249
	2014	6,330	(7)	—	33.62	8/1/2018	—		—
	2013	8,078	(8)	—	26.07	8/1/2018
	2012	9,328	(9)	—	22.69	8/1/2018
	2011	10,160	(10)	—	30.17	6/6/2018

OPTION AWARD VESTING SCHEDULE

		Vesting Dates
Option Grant Date	Option Price	25%	25%	25%	25%
(1) September 1, 2016	$17.78	9/1/17	9/1/18	9/1/19	9/1/20
(2) March 7, 2016	$15.05	3/7/17	3/7/18	3/7/19	3/7/20
(3) November 23, 2015	$19.19	11/23/16	11/23/17	11/23/18	11/23/19
(4) May 4, 2015	$24.92	5/4/16	5/4/17	5/4/18	5/4/19
(5) March 7, 2015	$23.99	3/7/16	3/7/17	3/7/18	3/7/19
(6) November 3, 2014	$25.73	11/3/15	11/3/16	11/3/17	11/3/18
(7) March 7, 2014	$33.62	3/7/15	3/7/16	3/7/17	3/7/18
(8) March 7, 2013	$26.07	3/7/14	3/7/15	3/7/16	3/7/17
(9) March 7, 2012	$22.69	3/7/13	3/7/14	3/7/15	3/7/16
(10) June 6, 2011	$30.17	6/6/12	6/6/13	6/6/14	6/6/15
(11) March 7, 2011	$29.89	3/7/12	3/7/13	3/7/14	3/7/15

RESTRICTED STOCK VESTING SCHEDULE

Grant Date	Vesting Terms
(12) March 7, 2017	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(13) September 1, 2016	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(14) March 7, 2016	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(15) November 23, 2015	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(16) November 23, 2015 (Special)	The restriction on these shares lapse in full on the third anniversary of the grant date.
(17) May 4, 2015	The restriction on these shares lapse in full on the third anniversary of the grant date.
(18) March 7, 2015	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(19) November 3, 2014	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(20) March 7, 2014	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(21) March 10, 2004

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(22) February 17, 2003

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(23) February 2, 2002

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(24) May 17, 1999

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

PERFORMANCE SHARE VESTING SCHEDULE

Grant Date	Vesting Terms
(25) March 7, 2017	Performance shares for the grant period of 2017-2019. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(26) September 1, 2016	Performance shares for the grant period of 2016-2018. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(27) March 7, 2016	Performance shares for the grant period of 2016-2018. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(28) November 23, 2015	Performance shares for the grant period of 2015-2017. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(29) May 4, 2015	Performance shares for the grant period of 2015-2017. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(30) March 7, 2015	Performance shares for the grant period of 2015-2017. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(31) Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2017 ($22.17), the last business day of the year.

(32) Mr. Jarrell forfeited all restricted stock units and a prorated portion of the performance stock units upon his termination.  Options remain exercisable the earlier of one year from termination date or original expiration date.

OPTION EXERCISES AND STOCK VESTED IN 2017

	Option Awards		Stock Awards
	Number
	Of Shares	Value	Number of	Value
	Acquired on	Realized	Shares Acquired	Realized
Name	Exercise (#)	on Exercise ($)	On Vesting (#)	on Vesting ($)
Andres A. Lopez			29,641	$594,268
Jan A. Bertsch			9,633	$206,597
Miguel I. Alvarez			3,226	$66,067
James W. Baehren			11,137	$222,406
Vitaliano Torno			3,011	$60,521
Paul A. Jarrell	5,648	$53,975	8,620	$172,141

PENSION BENEFITS

		December 31, 2017
		Number of		Payments
		Years of	Present value of	During Last
		Credited	Accumulated	Fiscal Year
Name (1)	Plan Name	service (#)	Benefit ($)(2)	($)
Andres A. Lopez	Salary Retirement Plan	5.00	$149,696	$—
	Supplemental Retirement Benefit Plan	29.92	3,538,127	—
	Total		3,687,823
James W. Baehren	Salary Retirement Plan	23.67	1,928,174	—
	Supplemental Retirement Benefit Plan	23.67	1,686,718	—
	Total		3,614,892
Vitaliano Torno	Swiss Pension Plan	11.42	1,642,525	—
	Total		1,642,525

(1)Ms. Bertsch, Mr. Alvarez and Mr. Jarrell are not participants in the Salary Retirement Plan or the Supplemental Retirement Benefit Plan.

Additionally, Mr. Alvarez is not a participant in any other foreign pension plan.

Mr. Lopez is a participant in the International Plan, as he was employed abroad during a portion of his career with O-I. The International Plan benefit provides him with a retirement benefit equal to the O-I SRBP, and includes US and non-US pay and service. The value of this benefit is shown as his SRBP.

(2) The Owens‑Illinois Salary Retirement Plan and International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date.  In general, the present values increased as a result of lower interest rates.

Assumptions for Salary Retirement Plan and Supplemental Retirement Benefit Plan:

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP-2014 projected generationally using MP-2016 scale for December 31, 2016, and RP-2014 projected generationally using MP-2017 scale for December 31, 2017. For the portion of the benefit assumed to be received as a lump sum, mortality is a blended RP-2014 annuitant mortality table with MP-2016 generational projection for December 31, 2016, and a blended RP-2014 annuitant mortality table with MP-2017 generational projection for December 31, 2017.

Lump Sum Rate - Salary Retirement Plan: 3.68%

Lump Sum Rate - Supplemental Retirement Benefit Plan: 3.69%

Annuity Rate - Salary Retirement Plan: 3.68%

Annuity Rate - Supplemental Retirement Benefit Plan: N/A

Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive’s age or age 65.

All SRBP and International Plan benefits are assumed to be taken as a lump sum; 80% of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining 20% taken as an annuity.

The International Plan has been offset for the US SRBP and Salary Retirement Plan only.

Assumptions for Swiss Pension Plan:

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2015 Generational (generated for the calendar year 2017).

December 31, 2017 Exchange Rate (USD/CHF): 1.02619

Discount Rate: 0.50%

Interest Crediting Rate: 0.50%

Salary Increase: 1.25%

Mandatory Conversion rate at 65: 6.80%

Supplementary Conversion rate at 65: 5.000%

Non-Qualified Deferred Compensation (1)

	2017 Values
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals /	Balance at
	in Last FY ($)	in Last FY ($)	in Last FY	Distributions	Last FYE
	(2)	(3)	($) (4)	($)	($) (5)
Andres A. Lopez	$245,215	$142,258	$48,013	$—	$435,486
Jan A. Bertsch	108,020	65,860	36,070	—	297,397
Miguel I. Alvarez	50,952	30,514	6,815	—	88,281
James W. Baehren	22,125	16,800	11,698	—	381,810
Vitaliano Torno	—	—	—	—	—
Paul A. Jarrell (6)	27,647	13,823	28,369	—	203,245

(1)Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a “cash deferral account” or a “stock deferral account” at the individual’s election. Interest is credited in the “cash” account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A- rated companies. The “stock” account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company’s stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company’s qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination. As Mr. Torno is based in Switzerland, he is not a participant in this program.

(2)Amounts in this column are included in the NEO’s base salary on the “Summary Compensation Table.”

(3)Amounts in this column are included in the “All Other Compensation” column on the “Summary Compensation Table.”

(4)Amounts in this column are not included in any of the amounts reported on the “Summary Compensation Table.”

(5)Of the total amounts listed in this column, the following amounts have been included in the “Salary” or “All Other Compensation” columns on the “Summary Compensation Table” since 2006: for Mr. Lopez - $387,473, for Ms. Bertsch—$261,201, for Mr. Alvarez-$81,465,  for Mr. Baehren—$202,112, and for Mr. Jarrell $158,983.

(6)The aggregate balance for Mr. Jarrell was paid out in 2018.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables show the amount of compensation that may be paid to each NEO upon voluntary termination, retirement, involuntary termination not for cause, Change in Control, for cause termination, disability, and death. The amounts shown assume a termination date effective December 31, 2017, the last business day of the year. For payments made pursuant to stock options, restricted stock units, or performance stock units, the amount earned by each NEO upon retirement may differ based on whether they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 31, 2017.

Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company.

Payments Made Upon Termination

Payments made upon termination for any reason include:

•Amounts accrued and vested through the Salary Retirement Plan (SRP), Supplemental Retirement Benefit Plan (SRBP), International Pension Plan and Swiss Pension Plan.

•Equity awards that become vested at the date of termination; stock option awards that were vested but unexercised as of December 31, 2017 were excluded from the values shown.

Payments Made Upon Retirement

In addition to the above:

•Upon retirement (defined as at least age 60 with at least ten years of service, or, for grants made in 2014 and after, age 65 with no service requirement):

•Unvested stock options continue normal vesting and are exercisable through their original term.

•Unvested restricted stock units continue normal vesting if granted at least one year prior to the retirement date; restricted stock units granted less than one year prior to the retirement date are forfeited.

•Unvested performance stock units immediately vest and any payout earned based on company performance will be paid following the related three‑year cycle.

•Mr. Lopez is eligible to participate in the Company’s retiree medical plan as he became eligible to retire at age 55 with at least 10 years of service. This plan provides pre‑age 65 coverage to employees and their spouse. As Mr. Baehren is now over age 65, he is no longer eligible for retiree medical. The plan is only available to U.S. employees hired prior to January 1, 2003; as a result, the other NEOs are not eligible to participate in this plan.

Payments Made Upon Involuntary Termination Not For Cause

In addition to that noted under Payments Made upon Termination, upon an Involuntary Termination Not for Cause:

•Unvested stock options are forfeited. Vested stock options can be exercised through the earlier of one year from the termination date or the end of the grant term.

•Unvested restricted stock units are forfeited.

•Unvested performance stock units immediately vest on a pro rata basis and any payout earned based on company performance will be paid following the related three‑year cycle

•In the event of Involuntary Termination Not for Cause, under the terms of the Executive Severance Policy, the NEOs are eligible to receive a lump sum severance benefit equal to two times annual base salary plus target bonus, plus continued health benefits for twenty‑four months at the same rate as active employees. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. Executives will also be entitled to standard outplacement benefits. Severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy. If the executive is a party to an agreement providing severance benefits, then he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

Payments Made Upon Change in Control

•In the event of a Change in Control (with award assumed by acquirer):

•Unvested stock options granted in 2015 or later will remain outstanding and continue to vest according to their normal vesting schedule. If the Employee is terminated within two years of the Change in Control without “cause” or for “good reason”, the options will fully vest and be paid out. If not assumed by acquirer, the options become fully exercisable prior to the effective date of a Change in Control and will be paid out. Options granted prior to 2015, become fully exercisable upon the Change in Control and must be exercised or will expire on the effective date of such Change in Control.

•Unvested restricted stock units and performance stock units granted in 2015 or later will remain outstanding and continue to vest according to their normal vesting schedule. If the Employee is terminated within two years of the Change in Control without “cause” or for “good reason”, the units will fully vest and be paid out (at target level for performance stock units). Unvested restricted stock units granted prior to 2015 will fully vest and be paid out prior to the Change in Control (at target level for performance stock units).

•In the event of an Involuntary Termination Not for Cause, including a termination for “good reason”, during the twenty four month period following a Change in Control, under the terms of the Executive Severance Policy, the NEOs are eligible to receive those benefits noted above in the event of Involuntary Termination Not for Cause. If the severance benefits, along with any other payments occurring in connection with a Change in Control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after tax position to the executive.

Payments Made Upon Death or Total Disability

•Upon Death or Total Disability:

•Unvested stock options immediately vest and can be exercised through the earlier of one year from the date of death/disability or the end of the grant term.

•Unvested restricted stock units and performance stock units immediately vest and any performance stock unit payout earned based on company performance will be paid following the related three‑year cycle.

•In the event of Disability, each NEO with at least one year of service at the time of disability is eligible to participate in the Company’s long‑term disability plan for salaried employees. This plan pays participants approximately 60% of their base salary plus target bonus in combination with other types of income replacement benefits, such as Social Security or workers’ compensation, capped at $15,000 per month, for the duration of their disability, or until age 65.

•In the event of Disability, each NEO receives continued coverage under the Company’s health care plan for active employees for the duration of their coverage under the Company’s long‑term disability plan.

•The NEOs based in the U.S. participate in a life insurance program that differs from that offered to most salaried employees of the Company. For these NEOs, the benefit payable to the beneficiary upon death is three times annual base salary.

The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2017.

Andres A. Lopez

			Change In
		Involuntary	Control	Change In
		Termination Not	Without	Control With	For Cause
	Retirement	For Cause	Termination	Termination	Termination	Disability	Death
Compensation
2017 Annual Incentive (STI)	$—	$—	$1,601,730	$—	$—	$1,601,730	$1,601,730
Annual Incentive (STI)	—	2,850,000	—	2,850,000	—	—	—
Stock Options	—	—	1,038,780	1,038,780	—	1,038,780	1,038,780
Performance Shares	—	3,510,699	6,341,595	6,341,595	—	6,341,595	6,341,595
Restricted Stock Awards	88,680	88,680	4,170,377	4,170,377	—	4,170,377	4,170,377

Benefits and Perquisites
Retirement Plans (SRP, SRBP & International)	3,333,000	3,333,000	3,333,000	3,333,000	3,333,000	3,333,000	2,831,000
Health & Welfare Benefits	2,022,000	2,037,832	—	2,037,832	2,022,000	2,032,840	47,000
Disability Income	—	—	—	—	—	1,395,228	—
Life Insurance Benefits	—	—	—	—	—	—	2,850,000
Cash Severance	—	1,900,000	—	1,900,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—	—
Total	$5,443,680	$13,720,211	$16,485,482	$21,671,584	$5,355,000	$19,913,550	$18,880,482

Assumptions

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP‑2014 projected generationally using MP‑2017 scale. For the portion of the benefit assumed to be received as a lump sum, mortality is a blended RP‑2014 annuitant mortality table with MP‑2017 generational projection.

Executive life insurance benefits (included in health and welfare) include assumed tax gross up of 39.6% for Federal and 4.997% for Ohio state taxes.

All SRBP and International Plan benefits are assumed to be taken as a lump sum. Eighty percent of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining twenty percent as an annuity. The Salary Retirement Plan interest rate is 3.68%, the interest rate used for lump sums in the SRBP and International Plan is 3.69% and the Salary health and welfare benefits is 3.56%.

Benefits Payable

Termination benefits represent the value of the pension benefits as if the participant terminated employment on December 31, 2017 and commences payment immediately.  The value of the post-retirement medical and executive retiree life insurance benefits assume the participant  terminated as of December 31, 2017 and immediately elected coverage.

Retirement benefits represent the value of the pension benefits as if the participant terminated on December 31, 2017 and commenced payment as soon as possible. Since Mr. Lopez is currently eligible to retire, this value represents commencement at December 31, 2017. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant terminated as of December 31, 2017 and immediately elected coverage.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.  Involuntary termination not for cause termination reflects two times the sum of current base salary plus target annual incentive, two years of health and welfare benefits and outplacement services. Retiree medical benefits are deferred until 24 months after termination.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health and welfare benefits and outplacement services. The executives are entitled to receive the greater after-tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Mr. Lopez’s benefits do not reflect a cutback.

Disability benefits represent the value of benefits as if the participant became disabled on December 31, 2017 and received disability benefits until age 65. Pension benefits reflect accrued benefits payable immediately. Health and welfare benefits represent continued coverage until age 65 and the value of the executive retiree life insurance benefits as if the participant terminated as of December 31, 2017.

Death benefits represent the value of benefits as if the participant became deceased on December 31, 2017. Pension benefits reflect an immediate lump‑sum payable to the spouse equal to the greater of the lump‑sum value of the pre-retirement 50% Joint and Survivor spouse benefit, or the lump-sum value of 25% of the participant’s base pay. Salary Retirement Plan benefits reflect a 50% Joint and Survivor benefit payable at the participant’s earliest retirement date. Health and welfare benefits represent retiree medical benefits for the spouse if the participant was retirement eligible as of December 31, 2017.

Retiree medical benefits are not available post age 65.

Jan A. Bertsch

			Change In
		Involuntary	Control	Change In
	Voluntary	Termination Not	Without	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Termination	Disability	Death
Compensation
2017 Annual Incentive (STI)	$—	$—	$614,141	$—	$—	$614,141	$614,141
Annual Incentive (STI)	—	1,072,000	—	1,072,000	—	—	—
Stock Options	—	—	427,999	427,999	—	427,999	427,999
Performance Shares	—	1,583,980	2,448,965	2,448,965	—	2,448,965	2,448,965
Restricted Stock Awards	—	—	4,175,542	4,175,542	—	4,175,542	4,175,542

Benefits and Perquisites
Retirement Plans	—	—	—	—	—	—	—
Health & Welfare Benefits	—	—	—	—	—	—	—
Disability Income	—	—	—	—	—	591,508	—
Life Insurance Benefits	—	—	—	—	—	—	2,010,000
Cash Severance	—	1,340,000	—	1,340,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—	—
Total	$—	$3,995,980	$7,666,647	$9,464,506	$—	$8,258,155	$9,676,647

Benefits Payable

Ms. Bertsch is not eligible for a retirement plan.

As Ms. Bertsch declined Health and Welfare benefits for 2017, she does not receive any of those benefits under the termination scenarios.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy. Involuntary termination not for cause termination reflects two times the sum of current base salary plus target annual incentive and outplacement services.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health and welfare benefits and outplacement services. The executives are entitled to receive the greater after-tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Ms. Bertsch’s benefits do not reflect a cutback.

Disability benefits represent the value of benefits as if the participant became disabled on December 31, 2017 and received disability benefits until age 65.

Miguel I. Alvarez

			Change In
		Involuntary	Control	Change In
	Voluntary	Termination Not	Without	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Termination	Disability	Death
Compensation
2017 Annual Incentive (STI)	$—	$—	$328,595	$—	$—	$328,595	$328,595
Annual Incentive (STI)	—	617,500	—	617,500	—	—	—
Stock Options	—	—	108,362	108,362	—	108,362	108,362
Performance Shares	—	387,828	677,759	677,759	—	677,759	677,759
Restricted Stock Awards	—	—	394,693	394,693	—	394,693	394,693

Benefits and Perquisites
Retirement Plans	—	—	—	—	—	—	—
Health & Welfare Benefits	—	29,068	—	29,068	—	165,928	7,267
Disability Income	—	—	—	—	—	1,626,204	—
Life Insurance Benefits	—	—	—	—	—	—	1,425,000
Cash Severance	—	950,000	—	950,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—	—
Total	$—	$1,984,396	$1,509,409	$2,777,382	$—	$3,301,541	$2,941,676

Mr. Alvarez is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.  Involuntary termination not for cause termination reflects two times the sum of current base salary plus target annual incentive, two years of health and welfare benefits and outplacement services.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health and welfare benefits and outplacement services. The executives are entitled to receive the greater after-tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Mr. Alvarez’s benefits do not reflect a cutback.

Disability benefits represent the value of benefits as if the participant became disabled on December 31, 2017 and received disability benefits until age 65. Health and welfare benefits represent continued coverage until age 65 for the participant and all eligible dependents, subject to dependent limiting age of 26.

Death benefits represent the value of benefits as if the participant became deceased on December 31, 2017. Health and welfare benefits represent continued coverage for eligible dependents, subject to dependent limiting age of 26, for 6 months.

James W. Baehren

Mr. Baehren retired from the Company effective January 1, 2018.

			Change In
		Involuntary	Control	Change In
	Normal	Termination Not	Without	Control With	For Cause
	Retirement	For Cause	Termination	Termination	Termination	Disability	Death
Compensation
2017 Annual Incentive (STI)	$288,420	$—	$288,420	$—	$—	$288,420	$288,420
Annual Incentive (STI)	—	604,500	—	604,500	—	—	—
Stock Options	160,841	—	160,841	160,841	—	160,841	160,841
Performance Shares	1,174,877	1,174,877	1,174,877	1,174,877	—	1,174,877	1,174,877
Restricted Stock Awards	1,146,544	1,146,544	1,146,544	1,146,544	—	1,146,544	1,146,544

Benefits and Perquisites
Retirement Plans (SRP & SRBP Benefit)	3,615,000	3,615,000	3,615,000	3,615,000	3,615,000	3,615,000	1,612,000
Health & Welfare Benefits	1,326,000	1,326,000	1,326,000	1,326,000	1,326,000	1,326,000	—
Disability Income	—	—	—	—	—	—	—
Life Insurance Benefits	—	—	—	—	—	—	1,395,000
Cash Severance	—	930,000	—	930,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—	—
Total	$7,711,682	$8,796,921	$7,711,682	$8,957,762	$4,941,000	$7,711,682	$5,777,682

Assumptions

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP‑2014 projected generationally using MP‑2017 scale. For the portion of the benefit assumed to be received as a lump sum, mortality is a blended RP‑2014 annuitant mortality table with MP‑2017 generational projection.

Executive life insurance benefits (included in health and welfare) include assumed tax gross up of 39.6% for Federal and 4.997% for Ohio state taxes.

All SRBP benefits are assumed to be taken as a lump sum. Eighty percent of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining twenty percent as an annuity. The interest rate used for lump sums and annuities for the Salary Retirement Plan is 3.68%, the interest rate used for lump sums in the SRBP is 3.69% and the interest rate used for the Salary health and welfare benefits is 3.56%.  Mr. Baehren’s SRBP benefit reflects a $103,000 offset for payments previously received.

Benefits Payable

Termination benefits represent the value of the pension and executive retiree life insurance benefits (including the tax gross up) as if the participant terminated employment on December 31, 2017 and commences payment immediately (since he is past his normal retirement date). No post‑retirement medical benefits are included since he and his spouse are over age 65. There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits and executive retiree life insurance (including the tax gross up) benefits as if the participant terminated on December 31, 2017 and commenced payment as soon as possible. Since Mr. Baehren is currently eligible to retire, this value represents commencement at December 31, 2017. The health and welfare benefits represent the value of the executive retiree life insurance benefits as if the participant retired as of December 31, 2017 and immediately elected coverage. No postretirement medical benefits are included since he and his spouse are over age 65.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy. Involuntary termination not for cause termination reflects two times the sum of current base salary plus target annual incentive, two years of health and welfare benefits and outplacement services.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health and welfare benefits and outplacement services. The executives are entitled to receive the greater after-

tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Mr. Baehren’s benefits do not reflect a cutback.

Disability benefits represent the value of benefits as if the participant became disabled on December 31, 2017. Pension benefits reflect accrued benefits payable at age 65.  Health and welfare benefits represent life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2017.  No post-retirement medical benefits are included since he and his spouse are over age 65.

Death benefits represent the value of benefits as if the participant became deceased on December 31, 2017. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump‑sum value of the pre-retirement 50% Joint and Survivor spouse benefit, or the lump‑sum value of 25% of the participant’s base pay. Retiree medical benefits are not available post age 65.

Vitaliano Torno

			Change In
		Involuntary	Control	Change In
	Voluntary	Termination Not	Without	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Termination	Disability	Death
Compensation
2017 Annual Incentive (STI)	$—	$—	$414,719	$—	$—	$414,719	$414,719
Annual Incentive (STI)	—	687,838	—	687,838	—	—	—
Stock Options	—	—	92,377	92,377	—	92,377	92,377
Performance Shares	—	344,091	596,573	596,573	—	596,573	596,573
Restricted Stock Awards	—	—	512,304	512,304	—	512,304	512,304

Benefits and Perquisites
Retirement Plans	1,642,525	1,642,525	1,642,525	1,642,525	1,642,525	1,468,000	7,476,000
Health & Welfare Benefits	300,000	300,000	300,000	300,000	300,000	300,000	—
Disability Income	—	—	—	—	—	2,112,300	—
Life Insurance Benefits	—	—	—	—	—	—	300,000
Cash Severance	—	1,058,212	—	1,058,212	—	—	—

280G Tax Adjustments	—	—	—	—	—	—	—
Adjustment from Modified Cap	—	—	—	—	—	—	—
Total	$1,942,525	$4,032,666	$3,558,498	$4,889,829	$1,942,525	$5,496,273	$9,391,973

Benefits Payable

Assumptions

No preretirement mortality is assumed. After retirement, mortality is calculated according to mortality table BVG 2015 Generational (generated for the calendar year 2017).

December 31, 2016 Exchange Rate
(USD/CHF):	1.02619
Discount Rate:	0.50%
Interest Crediting Rate:	0.50%
Salary Increase:	1.25%
Mandatory Conversion rate at 65:	6.80%
Supplementary Conversion rate at 65	5.00%

Benefits Payable

Termination benefits represent the value of the pension and executive retiree life insurance benefits (including the tax gross up) as if the participant terminated employment on December 31, 2017 and commenced at age 65. There are no provisions in the pension plans that are contingent on the type of termination.

Earliest retirement benefits represent the value of the pension benefits and executive retiree life insurance as if the participant terminated on December 31, 2017 and commenced at age 65. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if the participant retired as of December 31, 2017.

Involuntary Termination Not for Cause severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as, not to disclose confidential information or disparage the Company. An executive must sign a release of claims before receiving any severance under the Policy.  Involuntary termination not for cause termination reflects two times the sum of current base salary plus target annual incentive, two years of health and welfare benefits and outplacement services.

Change In Control With Termination reflects two times the sum of current base salary plus target annual incentive, two years of health and welfare benefits and outplacement services. The executives are entitled to receive the greater after-tax benefit between 1) reducing the payments to their respective 280G safe harbor limit, and 2) no reduction of benefits, such that the executive would be subject to a 20% excise tax. Mr. Torno’s benefits do not reflect a cutback as he is not subject to the 280G provisions.

Disability benefits represent the value of pension and executive retiree life insurance benefits (including the tax gross up) as if the participant became disabled on December 31, 2017. Under the pension plan he would receive 40% of his pensionable salary until CHF 126,000 plus 65% of the pensionable salary above CHF 126,000 payable as a pension until age 65. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if the participant retired as of December 31, 2017.

Death benefits represent the value of benefits as if the participant became deceased on December 31, 2017. Pension benefits reflect a lump sum payment equal to at least 200% of his annual pensionable salary plus a pension equal to 26% of his pensionable salary until CHF 126,000 plus 40% of the pensionable salary above CHF 126,000 payable for the lifetime of his eligible spouse. The health and welfare benefits represent the value of the executive retiree life insurance benefits (including the tax gross up) as if the participant retired as of December 31, 2017.

Paul A. Jarrell

Mr. Jarrell was involuntarily terminated from the Company effective July 31, 2017. He continues to be eligible to earn his equity awards in accordance with their terms. He received $16,039 for the payout of unused vacation time. In addition, Mr. Jarrell received a lump sum severance payment of $1,376,100 in 2017.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the total annual compensation of Mr. Andres Lopez, the Chief Executive Officer (“CEO”), to the total annual compensation of its median employee for its last completed fiscal year, 2017.

In 2017, the total annual compensation of the CEO as reported in the Summary Compensation Table, was $8,093,964. The total annual compensation of the median employee, calculated in the same manner as the CEO’s, was $40,989.  As a result, for 2017, the estimate of the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee was approximately 197 to 1.

The Company identified its median employee by examining compensation information derived from payroll records for all approximately 26,500 employees, excluding the CEO, who were employed by the Company worldwide on December 31, 2017. In identifying the median employee, the Company used all earnings for 2017 (salary, wages, overtime, bonuses, etc.) as reported by local payroll records. The Company annualized compensation for permanent employees who were employed for less than the full year, but otherwise did not make any other adjustments permitted by Item 402(u) of Regulation S-K.

AUDIT COMMITTEE REPORT

As part of its ongoing activities, which are described under “Board and Committee Membership”, (see page 12) the Audit Committee has:

•

discussed with the Company’s vice-president of internal audit and Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for their respective audits;

•

reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting contained in the Annual Report on Form 10‑K for the year ended December 31, 2017;

•

discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board and other professional standards;

•

received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;

•	discussed with the independent registered public accounting firm its independence from the Company and its management; and
•

met with the vice-president of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company’s financial reporting.

On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.

The Audit Committee also concluded that the independent registered public accounting firm’s provision of non‑audit services to the Company and its affiliates as described in the following section is compatible with the independent registered public accounting firm’s independence.

Alan J. Murray, Chair
Peter S. Hellman

Hari N. Nair

Joseph D. Rupp

Dennis K. Williams

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the SEC’s auditor independence rules, the Audit Committee has adopted procedures for pre‑approving all non‑audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading “Pre‑Approval of Independent Registered Public Accounting Firm Services.”

Fees Paid to Ernst & Young LLP

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of Ernst & Young LLP.  The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2017 and 2016 for these various services were:

Type of Fees	2017	2016
	($ in millions)
Audit fees	$5.99	$6.18
Audit‑related fees	0.27	0.22
Tax fees	0.18	0.27
All other fees	—	0.02
Total	$6.44	$6.69

In the above table: (a) “audit fees” were for the audit and quarterly reviews of the consolidated accounts, attestation report on internal control required by Section 404 of the Sarbanes‑Oxley Act of 2002, statutory audits of international subsidiaries, audits of subsidiaries whose securities are pledged as collateral and services related to SEC filings and non‑SEC offerings; (b) “audit‑related fees” were for audits of employee benefit plans, agreed‑upon procedures for third parties and other accounting consultations; (c) “tax fees” were for tax return preparation, federal, state and local tax planning, international tax planning and advice as well as for services related to a significant acquisition by the Company; and (d) “all other fees” were for other projects throughout the year. All fees for professional services by Ernst & Young LLP were approved in advance under the Board’s pre‑approval policy.

Pre‑Approval of Independent Registered Public Accounting Firm Services

No services will be provided to the Company that are specifically prohibited by the Sarbanes‑Oxley Act of 2002. Permitted services will be pre‑approved by the Audit Committee as follows:

Statement of Principles

The Audit Committee is required to pre‑approve the audit and non‑audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm’s independence from the Company. Unless a type of service has received pre‑approval, it will require separate pre‑approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre‑approved cost levels will also require separate pre‑approval by the Audit Committee.

A description of the audit, audit‑related, tax, and all other services that have the pre‑approval of the Audit Committee are found below. For non‑audit services, Company management will submit to the Audit Committee for approval a list of non‑audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre‑approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre‑approved services based on subsequent determinations.

Delegation

The Audit Committee may delegate either type of pre‑approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre‑approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre‑approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement terms and fees will be subject to separate pre‑approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre‑approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit services not pre‑approved must be separately pre‑approved by the Audit Committee.

Audit‑Related Services

Audit‑related services are assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of audit‑related services does not impair the independence of the firm and is consistent with the SEC’s rules on auditor independence.

Company management will submit to the Audit Committee for approval the list of audit‑related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit‑related services not pre‑approved must be separately pre‑approved by the Audit Committee.

Tax Services

The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm’s independence.

Company management will submit to the Audit Committee for approval the list of tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All tax services involving large and complex transactions not pre‑approved must be separately pre‑approved by the Audit Committee.

All Other Services

The Audit Committee will separately pre‑approve those permissible non‑audit services classified as “all other services” that it believes are routine and recurring services and would not impair the independence of the firm.

A list of the SEC’s prohibited non‑audit services is set forth below. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre‑Approval Fee Levels or Budgeted Amounts

Pre‑approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre‑approval by the Audit Committee.

Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or his designee and must include a statement as to whether the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee will be informed routinely as to the non‑audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

With respect to each proposed pre‑approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back‑up documentation regarding the specific services to be provided.

Prohibited Non‑Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client
•	Financial information systems design and implementation
•	Appraisal or valuation services, fairness opinions or contribution‑in‑kind reports
•	Actuarial services
•	Internal audit outsourcing services
•	Management functions
•	Human resources
•	Broker‑dealer, investment adviser or investment banking services
•	Legal services
•	Expert services unrelated to the audit

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In conjunction with the mandated rotation of Ernst & Young LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

Although the Board is not required to submit the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018. In the event the Company’s share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners. The members of the Audit Committee and the Board of Directors believe that the continued

retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company is asking its share owners to provide advisory approval of the compensation of its NEOs as described above under the heading “Executive Compensation.” While this vote is advisory, and not binding on the Company, it will provide information to the Compensation and Talent Development Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices which the Compensation and Talent Development Committee will consider when determining executive compensation for the remainder of 2018 and beyond. The Compensation and Talent Development Committee approves executive compensation programs that are designed to align executive pay with share owners’ interests, as well as with the annual and longer‑term performance of the Company. This alignment is evidenced by the executive officers receiving a 2017 annual incentive plan payout at slightly below target payout level based on below target performance against EBIT and above target performance for FCF (both on a constant currency basis) metrics, as well as a 2015‑2017 long‑term incentive plan performance share unit payout also slightly below the target payout level based on above target performance for return on invested capital, below target performance for organic revenue growth and lower than threshold performance for adjusted net earnings per share.

The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company’s management processes, as well as balance in rewards programs, are evidenced by the following:

•A major portion of target compensation for each NEO is “at risk”.

•Formal reviews are conducted annually of market survey data and proxy data for comparator group companies, the results of which are used as input into NEO compensation decisions.

•The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.

•Regular “risk assessment” analyses are completed to evaluate the Company’s overall executive compensation practices and processes.

•Annual and long‑term incentive funding is driven entirely through a balance of financial metrics that are aligned with share owner value creation. The annual STI Program measures EBIT and FCF, while the long‑term incentive programs place a significant emphasis on Company performance and share owner value creation through performance share units. The performance share units measure return on invested capital, adjusted net earnings per share, and organic revenue growth (constant currency).

•The Company develops challenging performance standards for the annual and long‑term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.

•Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.

•The Company’s senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

The Board strongly endorses the Company’s executive compensation program and recommends that the share owners vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S‑K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding on the Board or the Compensation and Talent Development Committee and neither the Board nor the Compensation and Talent Development Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation and Talent Development Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. Because the Company has determined to hold future advisory votes on executive compensation annually, the next such vote will occur at the 2019 Annual Meeting of Share Owners.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 14, 2018 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the outstanding Common Stock known to the Company, each of the Company’s directors, director nominees, named executive officers and all directors and executive officers as a group.

	Amount and
	Nature of Beneficial
Name and Address of Beneficial Owner	Ownership(1)	Percentage
The Vanguard Group, Inc.(2)	17,753,113	10.9
100 Vanguard Blvd
Malvern, Pennsylvania 19355
BlackRock, Inc.(3)	15,312,596	9.4
55 East 52nd Street
New York, New York 10055
First Pacific Advisors, LLC(4)	9,802,770	6.0
11601 Wilshire Blvd.
Suite 1200
Los Angeles, CA 90025
Miguel I. Alvarez(5)(8)	40,391	—	*
Arnaud Aujouannet (5)	2,218	—	*
James W. Baehren(5)(8)(9)	138,515	—	*
Jan A. Bertsch(5)(8)	105,412	—	*
Tim M. Connors(5)(8)	25,500	—	*
Gary F. Colter(7)	47,059	—	*
Giancarlo Currarino(5)(8)	44,732	—	*
Joseph J. DeAngelo(7)	5,411	—	*
Sergio B.O. Galindo(5)(8)	56,167	—	*
Gordon Hardie(7)	17,701	—	*
John A. Haudrich(5)(8)	55,931	—	*
Peter S. Hellman(7)	42,265	—	*
Paul A. Jarrell(5)(8)	40,981	—	*
Anastasia D. Kelly(7)	50,352	—	*
Andres A. Lopez(5)(6)(8)	275,798	—	*
John J. McMackin, Jr.(7)	62,732	—	*
Alan J. Murray(7)	14,301	—	*
Hari N. Nair(7)	19,125	—	*
Hugh H. Roberts(7)	40,777	—	*
Joseph D. Rupp	—	—	*
Vitaliano Torno(5)(6)	49,337	—	*
John C. Webb(5)(8)	558	—	*
Mary Beth Wilkinson(5)(8)	28,664	—	*
Carol A. Williams(7)	17,711	—	*
Dennis K. Williams(7)	40,106	—	*
All directors and executive officers as a group (25 persons)(5)(6)(7)(8)	1,221,744	0.7

*Indicates less than one percent (1%) ownership.

(1)For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)The Schedule 13G/A dated December 31, 2017 filed with SEC by the Vanguard Group, Inc. (“Vanguard”) on February 9, 2018 indicated that Vanguard is the beneficial owner of 17,753,113 shares of Common Stock, with the sole power to vote or to direct the vote on 89,189 shares, the shared power to vote or to direct the vote on 18,575 shares, the sole power to dispose or to direct the disposition of 17,657,771 shares and the shared power to dispose or to direct the disposition of 95,342 shares.

(3)The Schedule 13G/A dated December 31, 2017 filed with SEC by BlackRock, Inc. (“BlackRock”) on January 29, 2018 indicated that BlackRock is the beneficial owner of 15,312,596 shares of Common Stock, with the sole power to vote or to direct the vote on 14,721,772 shares and the sole power to dispose or to direct the disposition of 15,312,596 shares.

(4)The Schedule 13G/A dated December 31, 2017 filed with SEC by First Pacific Advisors, LLV (“FPA”) on February 14, 2018 indicated that FPA is the beneficial owner of 9,802,770 shares of Common Stock, with the shared power to vote or to direct the vote on 889,870 shares and the shared power to dispose or to direct the disposition of 9,802,770 shares.

(5)The number of shares beneficially owned includes the following currently exercisable options:

Director/Officer	Options
Miguel I. Alvarez	20,932
Arnaud Aujouannet	1,256
James W. Baehren	66,591
Jan A. Bertsch	59,315
Tim M. Connors	16,472
Giancarlo Currarino	32,400
Sergio B.O. Galindo	29,981
John A. Haudrich	25,963
Paul A. Jarrell	40,981
Andres A. Lopez	177,605
Vitaliano Torno	20,325
John C. Webb	—
Mary Beth Wilkinson	15,975
All directors and executive officers as a group	507,796

(6)The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 14, 2018:

Restricted
Officer	Stock
Andres A. Lopez	1,000
Vitaliano Torno	7,000
All directors and executive officers as a group	8,000

(7)The number of shares shown as beneficially owned includes the following number of unvested restricted stock units that will vest within 60 days of March 14, 2018:

Restricted
Director	Stock Unit
Gary F. Colter	5,002
Joseph J. DeAngelo(a)	854
Gordon J. Hardie	5,002
Peter S. Hellman	5,002
Anastasia D. Kelly	5,002
John J. McMackin, Jr.	5,002
Alan J. Murray	5,002
Hari Nair	5,002
Hugh H. Roberts	5,002
Carol A. Williams	5,002
Dennis K. Williams	5,002
All directors and executive officers as a group	50,874

(a)Mr. DeAngelo resigned as a Director on July 13, 2017 and therefore his 2017 stock award was prorated to reflect his days of service prior to his termination date. Of the 5,002 unvested restricted stock units granted, Mr. DeAngelo received 854 restricted stock units and forfeited 4,148 unvested restricted stock units.

(8)The table includes the number of shares of Common Stock that Mr. Alvarez, Mr. Baehren, Ms. Bertsch, Mr. Connors, Mr. Currarino, Mr. Galindo, Mr. Haudrich, Mr. Lopez, Mr. Webb and Ms. Wilkinson and all directors and executive officers as a group held in the Stock Purchase and Savings Program.

(9)Mr. Baehren retired from the Company effective January 1, 2018. The information presented herein is based on the Form 4 filed by Mr. Baehren on March 9, 2017 except to the extent more current information is known to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, certain officers and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC with a copy to the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of these reporting persons made all required filings Miguel Alvarez filed a late Form 4 on September 29, 2017 for a grant of restricted shares of Common Stock.

2019 ANNUAL MEETING OF SHARE OWNERS

A share owner desiring to submit a proposal for inclusion in the Company’s Proxy Statement for the 2019 Annual Meeting may do so by following the procedures prescribed in Rule 14a‑8 of the Exchange Act. Any such proposal must be received by the Company no later than November 29, 2018. The Company requests that all such proposals be addressed to the “Corporate Secretary” at Owens‑Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999, and be mailed by certified mail, return receipt requested.

Share owners wishing to submit proposals or director nominations outside the procedures prescribed in Rule 14a‑8 of the Exchange Act must give timely notice thereof in writing to the Corporate Secretary and follow the procedures contained in the Company’s By-Laws. To be timely, a share owner’s proposal or nomination must be received by the Company no earlier than January 10, 2019 and no later than February 9, 2019, and must otherwise satisfy the requirements of the Company’s By‑Laws as then in effect. If the date of the 2019 Annual Meeting is more than thirty days before or more than sixty days after the one-year anniversary of the 2018 Annual Meeting, a share owner’s proposal or nomination must be received by the Company not less than ninety days prior to the date of the 2019 Annual Meeting or, if later, not less than ten days following the day on which public disclosure of the date of the 2019 Annual Meeting was first made.

FORWARD LOOKING STATEMENTS

This Proxy Statement contains “forward looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future events or otherwise. Forward looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors in Item 1A of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2017 and in the Company’s quarterly reports on Form 10‑Q.

PROXY SOLICITATION

The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out‑of‑pocket expenses incurred in connection therewith.

The Company has made this Proxy Statement, the Company’s 2017 Annual Report to share owners and the Stakeholder Letter available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Annual Report to share owners are the Company’s consolidated financial statements for the year ended December 31, 2017.

A copy of the Company’s Annual Report on Form 10‑K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to Owens‑Illinois, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551‑2999. The Annual Report on Form 10‑K is also available without charge on the Company’s website at www.o‑i.com.

March 29, 2018

Perrysburg, Ohio

Appendix A

CALCULATION OF TARGET MEASURES

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company has also provided certain non-GAAP financial measures, as described below, which were considered by the Compensation and Talent Development Committee as part of its short-term and long-term incentive compensation decisions. Management believes that its presentation and use of certain non-GAAP financial measures, including earnings before interest and taxes, free cash flow, adjusted earnings before interest, taxes, depreciation and amortization, adjusted net earnings, adjusted net earnings per share, return on invested capital and organic revenue growth, provide relevant and useful supplemental financial information, which is widely used by analysts and investors, as well as by the Compensation and Talent Development Committee as part of its incentive compensation decisions. These non-GAAP measures are calculated from the most directly comparable GAAP measures and should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. Management uses these non‑GAAP measures principally for internal reporting, forecasting, budgeting and incentive compensation. Management believes that the non‑GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company’s financial performance in relation to core operating results and business outlook. The Company’s method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies.

Consolidated earnings before net interest expense and provision from income taxes, excludes items management considers not representative of ongoing operations, as well as foreign exchange currency impacts and excludes the impact of acquisitions and divestitures that occur during the performance period, because such items are not reflective of the Company’s principal business activity, which is glass container production. Management uses earnings before interest and taxes to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Free cash flow relates to cash provided by continuing operating activities less additions to property, plant and equipment from continuing operations, adjusted for changes in foreign currency exchange rates, for certain restructuring payments that were not included in the Company’s budget and for proceeds from asset sales. Free cash flow does not conform to GAAP. It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non‑GAAP information to assist in understanding the comparability of cash flows.

Adjusted consolidated earnings before net interest expense, provision from income taxes, depreciation and amortization, and excludes items management considers not representative of ongoing operations, as well as foreign exchange currency impacts and excludes the impact of acquisitions and divestitures that occur during the performance period, because such items are not reflective of the Company’s principal business activity. Management uses adjusted earnings before interest, taxes, depreciation and amortization as another method to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Adjusted net earnings relates to net earnings from continuing operations attributable to the Company, exclusive of items management considers not representative of ongoing operations, also excluding the impact of acquisitions and divestitures, the impact of changes in foreign currency exchange rates and non service pensions costs, because such items are not reflective of the Company’s principal business activity. Adjusted net earnings are divided by weighted average shares outstanding (diluted) to derive adjusted net earnings per share. Management uses adjusted net earnings and adjusted net earnings per share to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Return on invested capital relates to earnings before interest and taxes, not adjusted for foreign exchange, multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three‑year performance period, the Compensation and Talent Development Committee elected to hold constant Accumulated Other Comprehensive Income, which includes effects of currency and pension asset and liability changes. Return on invested capital is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP.

Organic revenue growth relates to total consolidated net sales, excluding the impact of acquisitions and divestitures, as well as the impact of foreign currency exchange rates. Management uses organic revenue growth to evaluate its period-over-period performance because it believes this provides a useful supplemental measure of growth.

CALCULATION OF EARNINGS BEFORE INTEREST AND TAXES (EBIT)

	Year ended	Year ended
	December 31,	December 31,
(Dollars in millions)	2017	2016
Earnings from continuing operations before income taxes	$275	$356
Interest expense, net	268	272
Items management considers not representative of ongoing operations	295	156
Changes in foreign currency exchange rates (1)	(46)	14
EBIT	$792	$798

(1)Represents amount to adjust actual foreign exchange rates to budgeted amounts.

CALCULATION OF FREE CASH FLOW (FCF)

Year ended
December 31,
(Dollars in millions)	2017
Cash provided by continuing operating activities	$724
Additions to property, plant and equipment—continuing operations	(441)
Certain restructuring related payments (1)	32
Proceeds related to asset sales (2)	14
Changes in foreign currency exchange rates (3)	(57)
FCF	$272

(1)  Represents adjustments for certain restructuring related payments that were not included in the Company’s budget.

(2) Represents adjustments for proceeds related to asset sales.

(3)Represents amount to adjust actual foreign exchange rates to budgeted amounts.

CALCULATION OF ADJUSTED EARNINGS BEFORE INTEREST, TAXES,

DEPRECIATION AND AMORTIZATION (Adjusted EBITDA)

Year ended
December 31,
(Dollars in millions)	2017
Earnings from continuing operations before income taxes	$275
Interest expense, net	268
Items management considers not representative of ongoing operations	295
Depreciation	387
Amortization	114
Adjusted EBITDA	$1,339

CALCULATION OF ADJUSTED NET EARNINGS PER SHARE (EPS)

	Year ended	Year ended
	December 31,	December 31,
(Dollars in millions, except per share amounts)	2017	2016
Earnings from continuing operations attributable to the Company	$183	$216
Less: Earnings related to acquisitions and divestitures (1)	(37)	(50)
Add: Items that management considers not representative of ongoing operations	254	160
Adjusted net earnings	$400	$326
Diluted shares outstanding (millions)	164.6	162.8
Earnings per share from continuing operations (diluted)	$1.11	$1.32
EPS	$2.43	$2.00

(1)Represents net earnings for the year ended December 31, 2017 related to acquisitions that are excluded from the target measure since they were earned subsequent to the Compensation and Talent Development Committee’s establishment of the LTI criteria for the three-year performance period.

CALCULATION OF RETURN ON INVESTED CAPITAL (ROIC)

Year ended
December 31,
(Dollars in millions)	2017
Earnings from continuing operations before income taxes	$275
Interest expense, net	268
Items management considers not representative of ongoing operations	295
Less: Acquisition related earnings before interest and taxes (1)	(156)
Less: Income tax impact (2)	(136)
$546

Consolidated debt	$5,283
Less: Acquisition related debt (3)	(2,250)
Less: Accumulated other comprehensive income (4)	(1,494)
Add: Other share owner’s equity (5)	2,753
Less: Acquisition related share owner’s equity (6)	(87)
$4,205
ROIC	12.98%

(1)Represents earnings before interest and taxes related to acquisitions for the year ended December 31, 2017 that are excluded from the target measure since they were earned subsequent to the Compensation and Talent Development Committee’s establishment of the LTI criteria for the three-year performance period.

(2)Represents EBIT not adjusted for foreign exchange multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations).

(3)Represents debt incurred related to acquisitions that is excluded from the target measure since it was incurred subsequent to the Compensation and Talent Development Committee’s establishment of the LTI criteria for the three-year performance period.

(4)Accumulated Other Comprehensive Income balance for the year ended December 31, 2014. For the three‑year performance period, the Compensation and Talent Development Committee elected to hold constant Accumulated Other Comprehensive Income.

(5)Total share owner’s equity less Accumulated Other Comprehensive Income for the year ended December 31, 2017.

(6)Represents share owner’s equity related to acquisitions for the year ended December 31, 2017 that is excluded from the target measure since it was generated subsequent to the Compensation and Talent Development Committee’s establishment of the LTI criteria for the three-year performance period.

CALCULATION OF ORGANIC REVENUE GROWTH

Year ended
December 31,
(Dollars in millions)	2017
Net Sales	$6,869
Less: Net sales related to acquisitions and divestitures (1)	(902)
Changes in foreign currency exchange rates (2)	850
Organic Revenue Growth	$6,817

(1)

Represents net sales related to acquisitions for the year ended December 31, 2017 that are excluded from the target measure since they were generated subsequent to the Compensation and Talent Development Committee’s establishment of the LTI criteria for the three-year performance period.

(2)	Represents amount to adjust actual foreign exchange rates to 2014 budgeted amounts.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. VOTE IN PERSON This card serves as an admission ticket for one shareholder as of March 14, 2018 and must be presented at the door for admittance to the Annual Meeting of Share Owners. At the meeting, you will need to request a ballot to vote these shares. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. OWENS-ILLINOIS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E39984-P00985 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OWENS-ILLINOIS, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) 06) Gordon J. Hardie Peter S. Hellman John Humphrey Anastasia D. Kelly Andres A. Lopez John J. McMackin, Jr. 07) 08) 09) 10) 11) 12) Alan J. Murray Hari N. Nair Hugh H. Roberts Joseph D. Rupp Carol A. Williams Dennis K. Williams The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain ! ! ! ! ! ! 2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018. 3. To approve, by advisory vote, the Company's named executive officer compensation. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Stakeholder Letter, Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E39985-P00985 OWENS-ILLINOIS, INC. Annual Meeting of Share Owners May 10, 2018 9:00 AM EDT This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Jan A. Bertsch, Mary Beth Wilkinson and John A. Haudrich and each of them, or if more than one present and acting then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Owens-Illinois, Inc. held of record by the undersigned on March 14, 2018, at the Annual Meeting of Share Owners to be held on May 10, 2018, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to John Hancock Trust Company, as Trustee, to vote all shares of common stock of Owens-Illinois, Inc. allocated to the account(s) of the undersigned as of March 14, 2018, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made: This proxy will be voted FOR the election of the director nominees, FOR Proposal 2, and FOR Proposal 3. John Hancock Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side